BOND AGREEMENT

By and Among

NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY

and

PCT ALLENDALE, LLC

and

COMMERCE BANK/NORTH
as Purchaser

Dated as of October 1, 2007

BOND AGREEMENT

(PCT Allendale, LLC - 2007 Project)

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

Section 1.01.	Definitions	3

ARTICLE II

THE FINANCING

Section 2.01.	Opinion of Counsel for the Borrower	13
Section 2.02.	Opinion of Bond Counsel	13
Section 2.03.	Loan and Other Documents	14
Section 2.04.	Legal Matters	14
Section 2.05.	Bond Issuance Fee/Bond Purchase Fee	14
Section 2.06.	The Loan	14
Section 2.07.	Findings of Authority	15

ARTICLE III

THE BONDS

Section 3.01.	The Bonds	16
Section 3.02.	Transfer of Bonds; Restriction on Transfer	16
Section 3.03.	Execution of Indenture	17
Section 3.04.	Replacement of Mutilated, Destroyed, Lost or Stolen Bonds	18
Section 3.05.	Cancellation of Bonds Upon Payment in Full	18
Section 3.06.	Election of Section 144(a)(4)	18

ARTICLE IV

THE LOAN

Section 4.01.	The Loan	19
Section 4.02.	The Note	19
Section 4.03.	Security	19
Section 4.04.	Incorporation of Terms	19

i

Exhibit A	Addendum to Construction Contract
Exhibit B	Affirmative Action Certificate
Exhibit C	Completion Certificate
Exhibit D	Form of Requisition

Schedule A	Exceptions to Section 8.10
Schedule B	Metes and Bounds Description

v

BOND AGREEMENT

THIS BOND AGREEMENT dated as of the 1st day of October, 2007 by and among the NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY (the “Authority”), a public body corporate and politic constituting an instrumentality of the State of New Jersey, PCT ALLENDALE, LLC (the “Borrower”), a New Jersey limited liability company and COMMERCE BANK/NORTH (the “Purchaser”), a New Jersey banking corporation organized and existing under the laws of the State of New Jersey.

WHEREAS, the New Jersey Economic Development Authority Act, constituting Chapter 80 of the Pamphlet Laws of 1974 of the State of New Jersey, approved on August 7, 1974, as amended and supplemented, (the “Act”) declares it to be in the public interest and to be the policy of the State of New Jersey (the “State”) to foster and promote the economy of the State, increase opportunities for gainful employment and improve living conditions, assist in the economic development or redevelopment of political subdivisions within the State, and otherwise contribute to the prosperity, health and general welfare of the State and its inhabitants by inducing manufacturing, industrial, commercial, recreational, retail, service and other employment promoting enterprises to locate, remain or expand within the State by making available financial assistance; and

WHEREAS, the Authority, to accomplish the purposes of the Act, is empowered to extend credit to such employment promoting enterprises in the name of the Authority on such terms and conditions and in such manner as it may deem proper for such consideration and upon such terms and conditions as the Authority may determine to be reasonable; and

WHEREAS, the Borrower has applied to the Authority for financial assistance in the principal amount of $3,120,000 for the purpose of refinancing a loan used for the acquisition of condominium units in an existing building located in the Borough of Allendale, County of Bergen in the State of New Jersey (the “Project”), and the Authority has, by resolution duly adopted in accordance with the Act on August 14, 2007, accepted the application of the Borrower for assistance in financing the Project; and

WHEREAS, the Authority has by resolution, duly adopted in accordance with the Act on September 11, 2007, also authorized the issuance of its Economic Development Bonds (PCT Allendale, LLC - 2007 Project) in the aggregate principal amount of $3,120,000 to be executed, delivered and sold to the Purchaser for the purpose of making a loan to the Borrower in order to finance the Project; and

WHEREAS, the execution and delivery of this Bond Agreement have been duly authorized by the parties and all conditions, acts and things necessary and required by the Constitution or statutes of the State of New Jersey or otherwise to exist, to have happened, or to have been performed precedent to or in the execution and delivery of this Bond Agreement do exist, have happened and have been performed.

NOW THEREFORE, in consideration of the premises and the mutual covenants and representations herein, and intending to be legally bound the parties hereto hereby mutually agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. As used herein, the following terms shall have the following meanings unless a different meaning clearly appears from the context:

“Act” shall mean the New Jersey Economic Development Authority Act, constituting Chapter 80 of the Pamphlet Laws of 1974 of the State, approved on August 7, 1974, as amended and supplemented;

“Affirmative Action Program” shall mean the provisions of the Act, and the resolution, rules and regulations of the Authority, as adopted, amended and supplemented from time to time, requiring that the Borrower and all Contractors make every effort to hire minority workers or to cause minority workers to be hired for employment in performance of Construction Contracts in fulfillment of the minority employment goals fixed by the Authority, and that the Borrower and all Contractors file such certificates, reports and records and do other prescribed acts as are necessary to demonstrate or assure compliance;

“Application” shall mean the Borrower’s application to the Authority, dated June 19, 2007, as amended in writing, directed to the Authority, seeking financial assistance for the Project, and all attachments, exhibits, correspondence and modifications submitted in writing to the Authority in connection with said application;

“Article” shall mean a specified article hereof, unless otherwise indicated;

“Assignment of Certificate of Deposit” shall mean the Assignment of Certificate of Deposit from the Borrower to the Authority and the Purchaser assigning a Certificate of Deposit representing the Pledged Funds to the Purchaser;

“Assignment of Leases” shall mean the Assignment of Leases and Rents from the Borrower to the Authority and the Purchaser in connection with the Premises, as amended and/or restated from time to time;

“Authority” shall mean the New Jersey Economic Development Authority, a public body corporate and politic constituting an instrumentality of the State, exercising public and essential governmental functions;

“Authority’s Assignment” shall mean the assignment dated the Closing Date which is made part of the Record of Proceedings, wherein the Authority assigns to the Purchaser its right, title and interest in and to the Loan Documents (subject to the Authority’s Reserved Rights) and pledges the revenues payable to the Authority in connection with the Project;

“Authorized Authority Representative” shall mean any individual or individuals duly authorized by the Resolution and the by-laws of the Authority to act on its behalf;

“Authorized Borrower Representative” shall mean any individual or individuals duly authorized by the Borrower to act on its behalf;

“Authorized Purchaser Representative” shall mean any individual or individuals duly authorized by the Purchaser to act on its behalf;

“Bank” shall mean Commerce Bank/North, as Purchaser, and/or its successors and assigns;

“Bond” or “Bonds” shall mean the Economic Development Bonds (PCT Allendale, LLC - 2007 Project) in the aggregate principal amount of $3,120,000 dated the Closing Date;

“Bond Agreement” shall mean this Bond Agreement;

“Bond Counsel” shall mean the law firm of Wolff & Samson PC, One Boland Drive, West Orange, New Jersey, or any other attorney or firm of attorneys of nationally recognized standing on the subject of municipal bonds;

“Bond Proceeds” shall mean the amount paid to the Authority by the Purchaser as the purchase price of the Bonds, and interest income earned thereon prior to the Completion Date;

“Bond Year” when used in the context of the rebate requirement imposed under Section 148(f) of the Code means, with respect to the first Bond Year, the period beginning on the date of issuance of the Bonds, i.e., the date of initial delivery of the Bonds in exchange for the issue price from the Purchaser, and ending on the date one (1) year later or the close of business of such earlier date selected by the Authority at the direction of the Borrower which is the last day of a compounding interval used in computing the Yield on the Bonds. Each subsequent Bond Year begins on the day after the expiration of the preceding Bond Year;

“Borrower” shall mean PCT Allendale, LLC, a New Jersey limited liability company validly existing and in good standing under the laws of the State and authorized to do business under the laws of the State;

“Borrower’s Completion Certificate” shall mean the certificate described in Section 5.06, executed by the Borrower in form and substance acceptable to the Authority, wherein the Borrower certifies as to such matters as the Authority shall require;

“Business Day” shall mean any day other than (i) Saturday or Sunday or, (ii) a day on which commercial banks in New Jersey, or the city in which are located the principal office of the Purchaser are authorized by law or executive order to close;

“Cancellation Date” shall have the meaning specified therefor in Section 11.03;

“Closing Date” shall mean October 31, 2007;

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder from time to time in effect;

“Collateral” shall mean the Pledged Funds, the Premises and a security interest in all personal property, fixtures and building materials owned by the Borrower in which the Authority and/or the Purchaser are granted a security interest herein and in the Mortgage;

“Commitment Letter” shall mean the Commitment Letter from the Purchaser to the Borrower dated August 15, 2007, as amended in writing;

“Completion Date” shall mean the date of completion of the Project as stated in the Borrower’s Completion Certificate described in Section 5.06;

“Construction Contract” shall mean, for purposes of the Prevailing Wage Rate Provision, any contract or subcontract in the amount of $2,000 or more for construction, reconstruction, demolition, alteration, repair, or maintenance work, including painting and decorating, undertaken in connection with the Premises and shall mean, for purposes of the Affirmative Action Program, any contract or subcontract for construction, reconstruction, renovation or rehabilitation undertaken in connection with the Premises;

“Construction Proceeds” shall mean the proceeds from any insurance award or condemnation award, which are to be used pursuant to the terms of this Agreement to restore or rebuild the premises;

“Contractor” shall mean the principal or general contractor or contractors engaged by the Borrower in the performance of a Construction Contract;

“Contractor’s Certificate and Agreement” shall mean the instrument executed by the Contractor in form and substance acceptable to the Authority, wherein the Contractor agrees to undertake or perform such obligations and certifies as to such matters as the Authority shall require, including, without limitation, that for purposes of the Prevailing Wage Rate Provision all workers engaged in the performance of Construction Contracts shall be paid a wage rate not less than the Prevailing Wage Rate and that all Construction Contracts will so provide and that for purposes of the Affirmative Action Program the Contractor will make every effort to hire or cause to be hired minority workers so as to meet the minority employment goals of the Affirmative Action Program and that all Construction Contracts will so provide;

“Contractor’s Completion Certificate” shall mean the certificate or certificates executed by the Contractor and any Subcontractors, upon substantial completion of Project construction, in form and substance acceptable to the Authority, wherein the Contractor certifies as to such matters as the Authority shall require, including, without limitation, that the Contractor has made every effort to satisfy the minority employment goals established in the Affirmative Action Program and that the Contractor has submitted all certificates, reports, and records required by the Authority;

“Corporate Guarantors” or “Guarantors” shall mean Progenitor Cell Therapy, L.L.C. and DomaniCell, LLC;

“Corporate Guaranty” or “Guaranty” shall mean the Corporate Guaranty dated the Closing Date which is made a part of the Record of Proceedings, executed by the Corporate Guarantors and delivered to the Authority unconditionally guarantying any payments due to the Authority and the Purchaser by the Borrower’s obligations under the Loan Documents;

“Counsel for the Borrower” shall mean the law firm of Epstein, Becker & Green, P.C., New York, New York;

“Counsel for the Purchaser” shall mean the law firm of Harwood Lloyd, LLC, Hackensack, New Jersey;

“Debtor” shall mean the Borrower and the Corporate Guarantors.

“Debt Service” shall mean the scheduled amount of interest and amortization of principal payable for any Bond Year with respect to the Bonds as defined in Section 148(d)(3)(D) of the Code, and for the purposes of the Debt Service Coverage Ratio in Section 9.17 shall mean the amount of interest and amortization of principal payable during any fiscal year;

“Determination of Taxability” shall be deemed to have occurred upon the happening of any of the following:

(1)           if a Borrower shall:

(i)              file with the Internal Revenue Service any statement, supplemental statement or other tax schedule, return or document, or

(ii)            be advised in writing by the Commissioner or any district director of the Internal Revenue Service of a final, nonappealable administrative determination, or

(iii)           make an admission in writing to the Purchaser,

to the effect that there have been incurred capital expenditures, as such term is used in Section 144(a)(4) of the Code, in excess of those permitted in order for the interest on the Bonds to retain tax-exempt status under the Code; or

(2)           if there shall occur:

(i)             the issuance of a published or private ruling of the Internal Revenue Service, or

(ii)            a final, nonappealable determination by a court of competent jurisdiction in the United States, or

(iii)           the enactment of legislation of the Congress of the United States,

to the effect that the interest payable on the Bonds is wholly includable in the gross income of one or more Holders thereof (other than a Holder who is a Substantial User or a Related Person) within the meaning of Section 103 of the Code;

“Environmental Agreement” shall mean the Environmental Indemnity and Responsibility Agreement dated the Closing Date from the Borrower and the Guarantors to the Authority and the Purchaser;

“ERISA” shall mean the federal Employee Retirement Income Security Act;

“Escrow Account” shall mean the special account entitled “Commerce Bank/North -PCT Allendale, LLC” maintained by the Escrow Agent at its offices and established for the deposit of the proceeds of the Bonds and proceeds resulting from damage to or condemnation of the Project, as described in Article IV;

“Escrow Agent” shall mean Commerce Bank/North;

“Event of Default” shall mean any event of default as defined in Section 11.01;

“Financing Statements” shall mean the Uniform Commercial Code financing statements which are made part of the Record of Proceedings, delivered by the Borrower, as Debtor;

“Future Value” means, with respect to any payment or receipt paid or received on any date (or treated as paid or received), the value of the payment or receipt on that date increased by interest assumed to be earned and compounded at the end of each compounding interval over any specified future period using a compounding rate equal to the Yield on the Bonds and the compounding interval and financial conventions used to compute Yield on the Bonds;

“GAAP” or “Generally Accepted Accounting Principles” shall mean those principles of accounting set forth in pronouncements of the Financial Accounting Standard Board and its predecessors or pronouncements of the American Institute of Certified Public Accountants or those principles of accounting which have other substantial authoritative support and are applicable in the circumstances as of the date of application, as such principles are from time to time supplemented or amended;

“General Certificate of the Authority” shall mean the certificate of the Authority which is made a part of the Record of Proceedings;

“Gross Proceeds” shall have the meaning given it in Section 148(f)(6)(b) of the Code, presently including, without limitation, the original proceeds of the Bonds, investment proceeds, amounts held in a sinking fund, amounts invested in a Reasonably Required Reserve or Replacement Fund (as defined in Section 148(d) of the Code), any amounts used to pay Debt Service on the Bonds and any amounts received as a result of investing any of the foregoing. Gross Proceeds shall not include Gross Proceeds held in a bona fide Debt Service fund to the extent that the earnings on such fund do not exceed $100,000 in any one Bond Year;

The terms “herein”, “hereunder”, “hereby”, “hereto”, “hereof”, and any similar terms, refer to this Bond Agreement; the term “heretofore” means before the date of execution of this Bond Agreement; and the term “hereafter” means after the date of execution of this Bond Agreement;

“Holder” shall mean the Purchaser or each other Person to whom the Bond is transferred pursuant to Section 3.02 or, if there is an Indenture, the Holders of the Indentured Bonds, as provided in the Indenture;

“Indebtedness” shall mean (i) all items (other than capital stock, capital surplus, retained earnings and general contingencies) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date on which Indebtedness is to be determined; and (ii) whether or not so reflected, all indebtedness, obligations and liabilities, whether unsecured or secured by any lien, and all capitalized lease obligations;

“Indemnified Parties” shall mean the State, the Authority, the Purchaser, the Escrow Agent, any person who “controls” the State, the Authority, the Purchaser or the Escrow Agent within the meaning of Section 15 of the Securities Act of 1933, as amended, and any member, officer, official, employee or attorney of the Authority, the State, the Escrow Agent or the Purchaser;

“Indenture” shall have the meaning specified therefor in Section 3.03;

“Indentured Bonds” shall have the meaning specified therefor in Section 3.03;

“Investment Obligations” shall mean any of the following: (a) obligations of or guarantied by the State or the United States of America; (b) obligations of or guarantied by any instrumentality or agency of the United States of America, whether now existing or hereafter organized; (c) obligations of or guarantied by any state of the United States or the District of Columbia; (d) repurchase agreements fully secured by obligations of the kind specified in (a), (b) or (c) above; (e) interest-bearing deposits and certificates of deposit in the Escrow Agent or any other bank or trust company which has combined capital, surplus and undivided profits of at least $50,000,000; (f) commercial paper with one of the two highest ratings from a nationally accepted rating service; and (g) a money market fund consisting of United States Treasury securities;

“Loan” shall mean the loan from the Authority to the Borrower in the aggregate principal amount of $3,120,000, which is being made under the terms and conditions provided for herein and in the manner set forth in Section 2.06 hereof;

“Loan Documents” shall mean any or all of this Bond Agreement, the Note, the Mortgage, the Assignment of Leases, the Financing Statements, the Guaranty, the Authority’s Assignment, the Environmental Agreement, the Assignment of Certificate of Deposit, the Commitment Letter and all documents and instruments executed by the Borrower or the Guarantors and delivered to the Authority and/or the Purchaser in connection with the Loan;

“Mortgage” shall mean the Mortgage and Security Agreement from the Borrower to the Authority and the Purchaser, as amended and/or restated from time to time;

“Net Proceeds” shall mean the Bond Proceeds less any amounts placed in a reasonably required reserve or replacement fund (as defined in Section 148(d) of the Code);

“Non-Purpose Obligations” shall mean any “investment property” (within the meaning of Section 148(b)(2) of the Code) which is (i) acquired with the Gross Proceeds of the Bonds and (ii) not acquired in order to carry out the governmental purpose of the Bonds;

“Note” shall mean the Note dated the Closing Date, from the Borrower to the Authority in the aggregate principal amount of $3,120,000 and made part of the Record of Proceedings;

“Obligations” shall mean the obligations of the Borrower created pursuant to the Loan Documents;

“Obligated Parties” shall mean the Borrower, the Guarantors and any Person, other than the Borrower and/or the Guarantors, providing collateral pursuant to, or obligated to perform under any, loan document given to the Authority or the Purchaser;

“Paragraph” shall mean a specified paragraph of a Section, unless otherwise indicated;

“Permitted Encumbrances” shall mean, as of any particular time: (i) liens for taxes and assessments not then delinquent or which are being contested in good faith and for which adequate reserves have been deposited with the Purchaser; (ii) the liens created by this Bond Agreement and the Mortgage; (iii) utility access and other easements and rights of way, restrictions and exceptions that are reflected in the title commitment of First American Title Insurance Company #219141 delivered by the Borrower on the Closing Date, including without limitation the Master Deed and other documents on record with the Bergen County Clerk’s office pertaining to the Four Pearl Court Condominium; (iv) such minor defects, irregularities, encumbrances and clouds on title as normally exist with respect to property similar in character to the Project; (v) any liens from the Borrower or the Corporate Guarantors in favor of the Purchaser to secure any other indebtedness from the Borrower or the Corporate Guarantors to the Purchaser; (vi) any liens which are subordinate to the lien of the Mortgage; and (vii) all other liens and encumbrances expressly permitted under this Bond Agreement and the other Loan Documents;

“Person” or “Persons” shall mean any individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a governmental agency or any political subdivision thereof;

“Pledged Funds” shall mean the time deposit of the Borrower maintained in an account pledged to the Purchaser in an amount approved by the Purchaser, which may be up to eighteen (18) months Debt Service;

“Premises” shall mean the premises located at 4 Pearl Court, Borough of Allendale, Bergen County, New Jersey which are more particularly described in and are subject to the Mortgage, together with all improvements thereon and which are also described in Schedule B hereto;

“Prevailing Wage Rate Provision” shall mean the provisions of the Act and the resolutions, rules and regulations of the Authority, as adopted, amended and supplemented from time to time, requiring that workers engaged in Construction Contracts be paid a wage rate not less than the Prevailing Wage Rate, and that the Borrower and all Contractors file such certificates, reports and records and do other prescribed acts as are necessary to demonstrate or assure compliance;

“Prevailing Wage Rate” shall mean the prevailing wage rate established by the Commissioner of the New Jersey Department of Labor and Industry from time to time in accordance with the provisions of N.J.S.A. 34:11-56.30 for the locality in which the Project is located;

“Principal User” shall mean any principal user within the meaning of the proposed amendments to Treas. Reg. Sec. 1.103-10 published by the Internal Revenue Service in the Federal Register on February 21, 1986 or any Related Person to a Principal User within the meaning of Section 144(a) of the Code;

“Project Municipality” shall mean the Borough of Allendale, County of Bergen, in the State of New Jersey;

“Proper Charge” shall mean: (i) issuance costs of the Bonds, including, without limitation, certain attorneys’ fees, printing costs, initial agent’s fees and similar expenses, which shall at no time exceed two per centum (2%) of the face amount of the Bonds; (ii) an expenditure for the Project, paid and incurred after the date which is sixty days prior to August 14, 2007, used for (A) the acquisition or improvement of land or the acquisition, construction, reconstruction or improvement of land or property of a character subject to the allowance for depreciation or (B) to redeem part or all of a prior loan which was issued for purposes described in subparagraph (A) or this subparagraph; or (iii) expenditures for the Project which, after taking into account all expenditures under (i) above, will not result in more than five per centum (5%) of the Net Proceeds being expended for expenditures other than those referred to in (ii) above;

“Purchaser” shall mean Commerce Bank/North, 1100 Lake Street, Ramsey, New Jersey and its successors and/or assigns;

“Qualified Administrative Costs” means all reasonable, direct administrative costs (other than carrying costs) such as separately stated brokerage or selling commissions, but not legal and accounting fees, record keeping, custody and similar costs. General overhead costs and similar indirect costs of the Borrower such as employee salaries and office expenses and costs associated with computing the Rebate Amount are not Qualified Administrative Costs. In general, administrative costs are not reasonable unless they are comparable to administrative costs that would be charged for the same Investment or a reasonably comparable Investment if acquired with a source of funds other than gross proceeds of Tax-Exempt bonds;

“Rebate Account” shall mean the special account maintained by the Escrow Agent at its offices and established for the deposit of the amounts to be paid to the United States on behalf of the Authority pursuant to Section 9.03, as described in Section 5.09 hereof;

“Rebate Amount” shall have the meaning set forth in Section 9.03(f) of this Agreement;

“Rebate Expert” means any of the following chosen by the Borrower and acceptable to the Purchaser: (a) Bond Counsel, (b) any nationally recognized firm of certified public accountants, (c) any reputable firm which offers to the tax-exempt bond industry rebate calculation services and holds itself out as having expertise in that area, or (d) such other person as is approved by Bond Counsel;

“Record of Proceedings” shall mean the Loan Documents, certificates, affidavits, opinions and other documentation executed in connection with the sale of the Bonds and the making of the Loan;

“Related Person” shall mean a related person within the meaning of Section 144(a) or Section 147(a) of the Code as is applicable;

“Requisition Form” shall mean the form of requisition required by Section 5.02(a) as a condition precedent to the disbursement of moneys from the Escrow Account, in the form of Exhibit D hereto;

“Reserved Rights” means the rights of the Authority under the Environmental Agreement and the rights of the Authority to receive payments and notices under this Bond Agreement or any other Loan Document, to consent to any amendments, modifications or supplements to this Bond Agreement or any other Loan Document, to enforce pursuant to Article XI hereof the Defaults and Remedies herein and the covenants or other provisions in this Bond Agreement under the following Sections of this Bond Agreement: 5.02(c), (d) and (e) (Disbursements from the Escrow Account), 5.04 (No Liability of Authority), 5.05 (Furnishing Documents to the Authority), 5.06 (Establishment of Completion Date), 5.07 (Borrower Required to Pay if Escrow Account Insufficient), 5.09 (Rebate Account), 5.12 (Duties of the Escrow Agent), 7.01 (Purchaser Representations), 7.03 (Filing of Other Documents), 7.04 (Notice of Events of Default), 8.09 (No Action), 8.22 (Environmental Representation), 9.01 (Insurance Required), 9.03 (Compliance with Code and Arbitrage Regulations), 9.05 (Environmental Covenant), 9.06 (Financial Statements), 9.07 (Mergers), 9.08 (Assignment of Bond Agreement), 9.09 (Indemnification), 9.12 (Brokerage Fee), 10.01 (Inducement), 10.02 (No Untrue Statements), 10.03 (Project Users), 10.04 (Maintain Existence, Merge, Sell, Transfer), 10.05 (Relocate Project), 10.06 (Operate Project), 10.07 (Annual Certification), 10.08 (Affirmative Action and Prevailing Wage Regulations), 10.09 (Preservation of Project), 10.10 (Access to the Project and Inspection), 10.11 (Additional Information), 10.12 (Project Sign), 11.01 (Events of Default), 11.03 (Authority’s Remedies), 11.04 (Effect of Cancellation of the Bonds), 11.05 (No Remedy Exclusive), 11.06 (Waiver of Event of Default), 11.07 (Agreement to Pay Attorneys’ Fees and Expenses), 11.08 (Immunity of Authority), 12.03 (Costs and Expenses), 12.06 (Failure to Exercise Rights), 12.07 (Assignment of Loan Documents), 12.08 (Further Assurances and Corrective Instruments) and 12.09 (Authority May Rely On Certificates). These Reserved Rights have been assigned to the Purchaser but are also held and retained by the Authority concurrently with the Purchaser and may be exercised and enforced whether or not the Purchaser shall have exercised or shall have purported to exercise such rights and remedies, without limiting the obligation of the Purchaser to do so;

“Resolution” shall mean, collectively, the resolutions of the Authority dated August 14, 2007, accepting the Application and making certain findings and determinations and the resolution of the Authority dated September 11, 2007 authorizing the issuance and sale of the Bonds and determining other matters in connection with the Project;

“Section” shall mean a specified section hereof, unless otherwise indicated;

“State” shall mean the State of New Jersey;

“Subcontractor” shall mean any Person engaged by a Contractor or a Subcontractor in the performance of any Construction Contract;

“Substantial User” shall mean a substantial user of the Project or any Related Person to a Substantial User within the meaning of Section 147(a) of the Code;

“Taxable Rate” shall have the same meaning set forth in the Note;

“Tax Certificate” shall mean the certificate executed by the Borrower in form and substance acceptable to the Authority, wherein the Borrower certifies as to such matters as the Authority shall require;

“Test Period Beneficiary” shall mean any Person who was an owner or Principal User of any facilities being financed by any issue of tax-exempt related-facility bonds (as defined in Section 144(a)(10)(B) of the Code) at any time during the three-year period beginning on the later of the date such facilities were placed in service or the date of such issue;

“Yield” shall mean a yield as shall be determined under Section 1.103-13(c) of the Regulations and Section 1.148-3 of the Regulations, as applicable;

“Yield Reduction Payments” means payments made to the United States with respect to any Nonpurpose Investment allocated to the Bonds that (i) are paid at the same time and the same manner as Rebate Amounts are required to be paid and (ii) are paid with respect to Investments that are allocable to Gross Proceeds that previously qualified for a temporary investment period that has since expired.

ARTICLE II

THE FINANCING

The Authority’s obligations to make the Loan and issue the Bonds are subject to the following conditions precedent:

Section 2.01. Opinion of Counsel for the Borrower. The Authority shall have received the opinion of Counsel for the Borrower dated the date of the Loan, addressed to the Authority, and satisfactory in form and substance to the Authority, Bond Counsel and Counsel for the Purchaser:

(a)           to the effect that each of the Loan Documents to be executed by the Borrower and the Corporate Guarantors have been duly executed and delivered by the Borrower and the Corporate Guarantors in accordance with the provisions hereof, and each such Loan Document constitutes a legal, valid and binding obligation of the Borrower and the Corporate Guarantors, enforceable in accordance with its terms, subject to bankruptcy laws, creditors’ rights laws and equitable rights and remedies; and

(b)           to the effect that the Authority has a valid mortgage lien upon the Premises based upon the title commitment of First American Title Insurance Company #219141_ and perfected security interests in the Collateral.

(c)           to the effect that there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Borrower, threatened against or affecting it, the Corporate Guarantors or any of their properties or rights which, if adversely determined, would (i) affect the transactions contemplated by the Loan Documents, (ii) affect the validity or enforceability of the Loan Documents, (iii) affect the ability of the Borrower or the Corporate Guarantors to perform their respective obligations under the Loan Documents, (iv) materially impair the value of the Collateral, (v) materially impair the Borrower’s or the Corporate Guarantors’ right to carry on their businesses substantially as now conducted (and as now contemplated by the Borrower or the Corporate Guarantors) or (vi) have a material adverse effect on the Borrower’s or the Corporate Guarantors’ financial condition; and

(d)           covering the matters set forth in the Commitment Letter and such additional matters as may be reasonably required by Counsel for the Purchaser and Bond Counsel.

Section 2.02. Opinion of Bond Counsel. The Authority shall have received the opinion of Bond Counsel that interest income on the Bonds is exempt from inclusion as gross income under the Code (subject to the limitations set forth in Section 7.02 hereof); that the offering of the Bonds is not required to be registered under the Securities Act of 1933, as amended, or under the rules and regulations promulgated thereunder; that the offering of the Bonds is exempt from Rule 15c2-l2; and that the Bonds have been duly authorized and issued under the provisions of the Act.

Section 2.03. Loan and Other Documents. The Authority and the Purchaser shall have received:

(a)           the Loan Documents duly executed by all parties thereto;

(b)          certificates, in form and substance acceptable to the Authority, evidencing the insurance required to be maintained by this Bond Agreement;

(c)          a capital expenditures certificate, in form and substance satisfactory to Bond Counsel, completed by the Borrower, setting forth the amounts of all expenditures described in Section 8.12. One such certificate shall be delivered for the Borrower and each Principal User;

(d)          the Tax Certificate, in form and substance satisfactory to Bond Counsel; and

(e)           all other documents reasonably required by the Authority and the Purchaser.

Section 2.04. Legal Matters. Legal matters in connection with the making of the Loan shall be satisfactory to the Authority, the Purchaser, the Borrower and their respective counsel.

Section 2.05. Bond Issuance Fee/Bond Purchase Fee. The Authority shall have received from the Borrower the bond issuance fee of $15,600.00 and the Purchaser shall have received from the Borrower the $20,000.00 commitment fee for the Loan, plus all other fees, if any, set forth in the Commitment Letter.

Section 2.06. The Loan. The Purchaser has agreed with the Authority to purchase the Bonds and the Authority has agreed to make the Loan to the Borrower from the proceeds received from the sale of the Bonds. To accomplish this financing, the following acts will be deemed to occur simultaneously and concurrently with the execution and delivery of this Bond Agreement and all of the other Loan Documents:

(i)           The Authority will sell, issue and deliver the Bonds to the Purchaser;

(ii)           The Purchaser shall deposit the purchase price of the Bonds, $3,120,000, in the Escrow Account;

(iii)          The Borrower will execute and deliver the Loan Documents to the Authority and the Purchaser;

(iv)         The Corporate Guarantors will execute and deliver the Corporate Guaranty and the other Loan Documents to the Authority; and

(v)          The Authority will assign the Loan Documents to the Purchaser in accordance with the Authority’s Assignment.

Section 2.07. Findings of Authority. The Authority is making the Loan to the Borrower under this Bond Agreement in order to promote the purposes and objectives of the Act. In the Resolution, the Authority has made certain findings and determinations with regard to the Project. The Authority has determined that the Project would: (i) tend to maintain or provide gainful employment opportunities within and for the people of the State; or (ii) aid, assist and encourage the economic development or redevelopment of any political subdivision of the State; or (iii) maintain or increase the tax base of the State or of any political subdivision of the State; or (iv) maintain or diversify and expand employment promoting enterprises within the State.

The Authority made the above findings and determinations based on the Application received by the Authority. The Borrower represented in the Application that the Project will increase employment in the State by approximately 20 jobs.

ARTICLE III

THE BONDS

Section 3.01. The Bonds. The State of New Jersey is not obligated to pay, and neither the faith and credit nor taxing power of the State of New Jersey is pledged to the payment of, the principal or redemption price, if any, of or interest on the Bonds. The Bonds are a special, limited obligation of the Authority, payable solely out of the revenues or other receipts, funds or moneys of the Authority pledged under this Bond Agreement and from any amounts otherwise available hereunder for the payment of the Bonds. The Bonds do not now and shall never constitute a charge against the general credit of the Authority. The Authority has no taxing power.

Pursuant to the Act, neither the members of the Authority nor any person executing bonds for the Authority shall be liable personally on said bonds by reason of the issuance thereof.

Subject to the terms and conditions and upon the basis of the representations hereinafter set forth, the Authority hereby agrees to sell the Bonds to the Purchaser, and the Purchaser hereby agrees to purchase the Bonds from the Authority and to deposit the purchase price thereof in the Escrow Account.

The Bonds shall be issued in typewritten form as a registered Bond without coupons. The Bonds shall be signed by or executed with the manual or facsimile signature of the members or officers of the Authority authorized to execute the Bonds pursuant to the Resolution and the official seal or a facsimile thereof of the Authority shall be impressed thereon and attested by the manual or facsimile signature of Authorized Authority Representatives. Payment for the Bonds by the Purchaser and delivery thereof by the Authority shall be made at the offices of the Authority in Trenton, New Jersey or at such other place as the Authority and Purchaser mutually agree.

The offering of the Bonds has not been registered under the Securities Act of 1933, as amended, and this Bond Agreement has not been qualified under the Trust Indenture Act of 1939, as amended. The Bonds may not be offered or sold by the Purchaser in contravention of said acts.

Section 3.02. Transfer of Bonds; Restriction on Transfer. The Bonds shall be transferable only upon the records of the Authority maintained by the Authority at the principal office of the Authority by a Holder in person or by its attorney duly authorized in writing, upon surrender thereof together with a written instrument of transfer satisfactory to the Authority and duly executed by the Holder or its duly authorized attorney. No transfer of the Bonds shall be valid unless (i) made on such books and similarly noted by endorsement of the Holder on the Bonds or, at the expense of the Holder, the Authority shall execute and deliver a new Bond registered in the name of the transferee; and (ii) the Holder requesting the transfer shall assign to the transferee all of the rights of the Authority assigned to the Holder pursuant to Section 12.07 and the Authority’s Assignment and, in that connection, will execute and deliver all such instruments and documents as may be deemed necessary or appropriate by counsel for the Authority and by such independent counsel as shall be designated by the Holder. Notwithstanding any other provision of this Bond Agreement or any other Loan Document, the Bonds shall be transferable only as a whole to a single purchaser and may not be transferred in part except after full compliance with the provisions of this Article III.

Section 3.03. Execution of Indenture. (a) If the Holder at any time proposes to sell, pledge, assign or otherwise transfer the Bonds so that thereafter there will be or may be more than one Holder, the Authority will, as soon as reasonably possible after the receipt of a written request from the Holder, execute and deliver to a bank or trust company, as trustee, having a capital and surplus of at least $10,000,000 (if there be such an institution willing, qualified and able to accept the trust upon reasonable or customary terms), an Indenture of Trust (the “Indenture”), providing for the execution and delivery thereunder of new Economic Development Bonds (PCT Allendale, LLC - 2007 Project) of the Authority (herein called the “Indentured Bonds”), equal in aggregate principal amount to the outstanding and unpaid principal amount of the Bonds at the time of such authorization and in all other respects substantially similar to, and having substantially all the rights and privileges carried by, the Bonds.

(b)           Any action taken by the Authority pursuant to this Section 3.03 shall be taken by the Authority as soon as practicable (as determined by the Authority) after such written request from the Holder; provided however, no such action under this Section 3.03 shall be taken (i) without the approval of counsel chosen by the Authority, (ii) without an approving legal opinion of Bond Counsel and (iii) if it shall constitute an Event of Default.

(c)           In connection with the execution of the Indenture, the Holder shall assign to the trustee under the Indenture, to be held by such trustee for the benefit of all the Holders of the Indentured Bonds, all of the rights of the Authority assigned to such Holder pursuant to Section 12.07 and the Authority’s Assignment and, in that connection, will execute and deliver all such instruments and documents as may be deemed necessary or appropriate by counsel for the Authority and by such independent counsel as shall be designated by such Holder. The terms and provisions of the Indentured Bonds shall be set forth in the Indenture which shall also embody the substance of all covenants, conditions and provisions set forth in the Loan Documents.

(d)           Prior to taking any of the foregoing actions, the Authority shall have received indemnification satisfactory to it for any costs and expenses it may bear, including the costs of counsel.

(e)           Prior to a proposed sale of 100% of the Bonds outstanding, provided no Event of Default has occurred and is continuing, the holder/seller shall provide the Borrower with fifteen (15) days notice of the terms of the proposed sale and the opportunity to purchase or cause the purchase of the Bonds on the proposed sale date for the same terms. In the event the Borrower intends to purchase or cause the purchase of the Bonds, it shall provide notice to the holder/seller within such fifteen (15) day period and at least two (2) days prior to the proposed sale date.

Section 3.04. Replacement of Mutilated, Destroyed, Lost or Stolen Bonds. In case any Bond shall become mutilated or be destroyed, lost or stolen, the Authority shall cause to be executed a new Bond of like series, tenor and, upon the cancellation of the mutilated Bond or, in lieu of and in substitution for the Bond destroyed, lost or stolen, upon the Holder’s paying the expenses and charges of the Authority in connection therewith and, in the case of a Bond being destroyed, lost or stolen, his filing with the Authority evidence satisfactory to it that the Bond was destroyed, lost or stolen, and of his ownership thereof, and his furnishing to the Authority indemnity satisfactory to it.

Section 3.05. Cancellation of Bonds Upon Payment in Full. Upon the Cancellation Date or payment in full of the principal of, premium, if any and interest on the Bonds, the Holder shall provide timely notice to the Authority that the Bonds have been paid or cancelled and shall surrender the Bonds to the Authority.

Section 3.06. Election of Section 144(a)(4). The Authority hereby elects that the provisions of Section 144(a)(4) of the Code (the $10,000,000 election) be applicable to the issuance of the Bonds.

ARTICLE IV

THE LOAN

Section 4.01. The Loan. The Authority agrees, upon the terms and subject to the conditions hereinafter set forth, to make the Loan to the Borrower for the purposes set forth in the recitals hereinabove. The Loan amount ($3,120,000) shall be disbursed in accordance with Section 5.02 hereof.

Section 4.02. The Note. To evidence its obligation to repay the Loan, the Borrower shall execute the Note. The Loan and the Note shall be secured by the Collateral, subject only to the Permitted Encumbrances. The Loan shall be repaid as provided in the Note.

Section 4.03. Security. The Loan shall be secured by the Collateral, which includes without limitation a mortgage lien in the Premises, arising by reason of the Mortgage which, when recorded in the appropriate recording office, shall constitute a first lien on the Premises. In addition, the Borrower hereby grants the Authority a security interest in (i) the Pledged Funds and (ii) all cash, certificates and other instruments evidencing Investment Obligations and the proceeds thereof in the Escrow Account and all proceeds of any or all of the foregoing and all property which is within the definition of proceeds as it is defined in the Uniform Commercial Code, including without limitation, whatever is received upon the use, lease, sale, exchange, collection, any other utilization or any disposition of any of the foregoing property described in this Section 4.03, whether cash or non-cash, substitutions, additions, accessions, replacements, products, and renewals of, for, or to such property and all insurance therefor, including insurance proceeds and products thereof and all funds deposited from time to time in the Escrow Account. In addition to the foregoing, the Loan shall also be secured by the Guaranty and by the Collateral described in the Security Agreement. It is the intention of the parties hereto that the Collateral secure the Loan. It is the intention of the parties hereto that this Bond Agreement constitute a security agreement pursuant to the Uniform Commercial Code as enacted into law in the State for the purpose of creating the security interests granted herein.

Section 4.04. Incorporation of Terms. The other Loan Documents shall be made subject to all the terms and conditions contained in this Bond Agreement to the same extent and effect as if this Bond Agreement were fully set forth in and made a part of the other Loan Documents. This Bond Agreement is made subject to all the conditions, stipulations, agreements and covenants contained in the other Loan Documents to the same extent and effect as if the other Loan Documents were fully set forth herein and made a part hereof. Notwithstanding any of the foregoing, if any provisions in the other Loan Documents are inconsistent with this Bond Agreement, this Bond Agreement shall control.

Section 4.05. Payments. Payments to be made under this Bond Agreement or the Note which are stated to be due on a Saturday, Sunday or public holiday under the laws of the State shall be made on the next succeeding day which is not a Saturday, Sunday or public holiday under the laws of the State. Payments hereunder shall be made by direct charge to the demand deposit accounts maintained by the Borrower with the Purchaser. The Borrower hereby consents to Purchaser making such charge.

Section 4.06. Method of Payment. Not later than the close of business on the day of any installment due pursuant to the terms of the Note, the Borrower agrees to tender payment to the Purchaser in immediately available funds. All payments of the Borrower on the Note shall be credited against corresponding payments due from the Authority on the Bonds.

Section 4.07. Prepayment of the Note. The Borrower may prepay the Loan, in whole or in part, at any time upon the giving of a minimum of thirty (30) days irrevocable prior express written notice to the Purchaser of its intention to prepay the Loan, subject to the following conditions. Any principal prepayment made by the Borrower shall be accompanied by any prepayment penalty due under the Note, any late fees due under the Note, any other outstanding charges due hereunder or due under the Note and any accrued interest. Any partial prepayment of principal shall be applied in the inverse order of maturity. Upon the payment of any sum in reduction of the amount of the Loan which exceeds the amount the Borrower is required to pay under any term or provision of the Note or any other Loan Document, including prepayment of the entire debt, the Purchaser shall be entitled to charge and the Borrower shall be obligated to pay, in addition to interest and all other charges then properly due, a prepayment premium as follows:

(i)           5% of the amount of principal which is being prepaid shall accompany any principal prepayment made in the first year following the date of the Note;

(ii)           4% of the amount of principal which is being prepaid shall accompany any principal prepayment made in the second year following the date of the Note;

(iii)         3% of the amount of principal which is being prepaid shall accompany any principal prepayment made in the third year following the date of the Note;

(iv)         2% of the amount of principal which is being prepaid shall accompany any principal prepayment made in the fourth year following the date of the Note;

(v)          1 % of the amount of principal which is being prepaid shall accompany any principal prepayment made in the fifth year following the date of the Note; and

(vi)         no prepayment penalty shall be due with respect to any amount of principal which is being prepaid at any time after the fifth year following the date of this Note.

Section 4.08. Late Charge. A late charge of five percent (5%) may be assessed against the Borrower in accordance with the terms of the Note for any payment due under the Note which is not received within fifteen (15) days of its due date.

Section 4.09. No Abatement of Payments. If any of the Collateral shall be damaged or either partially or totally destroyed, or if title to, or the temporary use of the whole or any part of the Collateral shall be taken or condemned by a competent authority for any public use or purpose, there shall be no abatement or reduction in the amounts payable by the Borrower hereunder or under the Note, and the Borrower shall continue to be obligated to make such payments.

Section 4.10. Application of Net Proceeds of Insurance or Condemnation. The net proceeds from any insurance or condemnation award with respect to the Collateral shall be deposited with the Escrow Agent in the Escrow Account and subject to the provisions of Section 4.11 hereof either (i) applied to pay for the cost of making repairs, restorations or relocations, or to reimburse the Borrower for payment therefor or (ii) if the Borrower determines, or because of an Event of Default, is required to prepay the Note, applied against payment of the Note, said payments to be applied against outstanding principal amounts in inverse order of their maturity, without premium.

Section 4.11. Repair, Restoration and Relocation. (i) In the event of any damage, destruction, taking or condemnation of any of the Collateral (each an “Event”), provided that no Event of Default shall have occurred and then be continuing or with the passage of time or giving of notice, would be existing on the date the proceeds are received, the Borrower shall be permitted to apply the proceeds to the reduction of the Loan or to repair, restore or relocate such Collateral. In all such events where the Borrower determines to repair, restore or relocate the Collateral, the Borrower shall restore the Collateral to an economic unit not less valuable than the same was prior to such Event. The proceeds in respect of such Event shall be made available to reimburse the Borrower on such terms as the Purchaser may specify, as work progresses and costs are incurred, for the sole purpose of restoring or replacing the portion of the Premises provided that no Event of Default shall have occurred and then be continuing or with the passage of time or giving of notice, would be existing, on any date proceeds are requested to be disbursed in accordance with Section 5.02 hereof. The Borrower shall first apply its funds to such restoration or replacement. The Borrower shall proceed diligently after such damage, destruction or taking to repair, restore or relocate such Collateral. For the purposes of this Section 4.11, the Collateral shall be deemed to be in a condition substantially equivalent to its condition or value immediately prior to the Event, if the Purchaser determines, in its reasonable discretion, that the Collateral can be utilized effectively for substantially the same operational purposes for which it was utilized immediately prior to such damage, destruction or taking.

(ii)          If required by the Purchaser for the restoration of the Premises, the Borrower shall submit plans for the restoration of the Project to the Purchaser as set forth in Section 5.03(a)(v) hereof (the “Plans”), which shall have been prepared by a licensed New Jersey architect. The Plans shall be a true and accurate reflection of the Project when restored and shall have been approved as required by all governmental bodies or agencies having jurisdiction. The budget for the construction costs required for the restoration of the Project shall be submitted by the Borrower to the Purchaser (the “Budget”), which shall be an accurate current estimate of all costs necessary to reconstruct the Project in accordance with the Plans. If the cost of any item for the reconstruction of the Project or any portion thereof exceeds the cost therefor set forth in the Budget, the Borrower shall deposit the amount of the excess in the Escrow Account in accordance with the terms of Section 5.07 hereof, unless the Borrower submits evidence satisfactory to the Purchaser of savings in any other line item which can then be applied to the line item for which the cost exceeds the cost set forth in the Budget.

ARTICLE V

ESCROW ACCOUNT, REBATE ACCOUNT AND ESCROW AGENT

Section 5.01. Creation of the Loan, Sale of the Bonds, Deposits in the Escrow Account. In order to create the Loan, the Authority, concurrently with the execution and delivery of this Bond Agreement, will sell, issue and deliver the Bonds to the Purchaser in consideration for which the Purchaser is hereby directed by the Authority to deposit the purchase price of the Bonds in the Escrow Account.

Section 5.02. Disbursements from the Escrow Account. (a) All of the proceeds of the Loan shall be utilized for the purpose of refinancing a loan used for the acquisition of condominium units by the Borrower and to pay costs related to the issuance of the Bonds. Subject to the provisions of Section 5.07, the Borrower agrees as a condition precedent to the disbursement from the Escrow Account of any portion of the Bond proceeds or insurance proceeds or condemnation award, if any, to furnish the Escrow Agent with the following:

(i)           a Requisition Form signed by an Authorized Borrower Representative and approved by an Authorized Purchaser Representative accompanied by the applicable invoices and/or proofs of payment. The Requisition Form shall state: (A) the requisition number; (B) the name and address of the Person to whom payment is to be made by the Escrow Agent or, if the payment is to be made to the Borrower for a reimbursable advance, the name and address of the Person to whom such advance was made together with proof of payment by the Borrower; (C) the amount to be paid; (D) that each obligation for which payment is sought is a Proper Charge against the Escrow Account, is unpaid or unreimbursed, and has not been the basis of any previously paid requisition; (E) if such payment is a reimbursement to the Borrower for costs or expenses incurred by reason of work performed or supervised by officers or employees of the Borrower or any of its affiliates, that the amount to be paid does not exceed the actual cost thereof to the Borrower or any of its affiliates; (F) that no Event of Default has occurred under this Bond Agreement; and (G) the Borrower has received no written notice of any lien, right to lien or attachment upon, or other claim affecting the right to receive payment of, any of the moneys payable under such Requisition Form to any of the Persons named therein or, if any of the foregoing has been received, it has been released or discharged or will be released or discharged upon payment of the Requisition Form;

(ii)           with respect to any requisition for Bond proceeds from the Escrow Account to be applied toward the renovation of the Premises, no funds shall be disbursed by the Escrow Agent until the Borrower has met the requirements of subparagraph (iv) of this Section 5.02(a);

(iii)          except for costs of issuance, such additional documents, affidavits, certificates and opinions as the Authority or the Purchaser may reasonably require, including, as applicable, to insure compliance with the above section;

(iv)        prior to the first disbursement from the Escrow Account for any Construction Contract, the Borrower shall deliver either (i) a certificate of an Authorized Borrower Representative stating that, for purposes of the Prevailing Wage Rate Provision and the Affirmative Action Program, none of the moneys disbursed at any time from the Escrow Account will be used to pay or reimburse a payment for work done in performance of any Construction Contract unless prior thereto there shall be submitted to the Escrow Agent an executed Contractor’s Certificate and Agreement or (ii) a Contractor’s Certificate and Agreement executed by the Contractor. Nevertheless, prior to the initial disbursement from the Escrow Account for payment of any Construction Contract, if not theretofore furnished, a Contractor’s Certificate and Agreement shall be submitted; and

(v)         with respect to any requisition for the acquisition of equipment, such requisition shall be accompanied by Financing Statements in such form and substance as the Purchaser may require to perfect a security interest in such equipment.

(b)         There shall be retained in the Escrow Account an amount equal to ten per centum (10%) of each sum requisitioned for payment or reimbursement for payment of a Construction Contract for purposes of the Affirmative Action Program (a “holdback”); provided, however, if any such requisitioned sum is for payment or reimbursement of a payment by the Borrower, which payment itself is or was for only ninety per centum (90%) of the payment requested by the Contractor or Subcontractor pursuant to such Construction Contract, then such requisitioned sum may be paid or reimbursed without regard to the aforementioned holdback, but the remaining ten per centum (10%), when requisitioned by the Borrower, shall only be disbursed upon the holdback conditions set forth in paragraph (c) below.

(c)         The holdback shall be disbursed from the Escrow Account upon compliance with the Affirmative Action and Prevailing Wage Rate Provision of this Bond Agreement and (i) the execution and filing of the Contractor’s Completion Certificate, (ii) the execution and filing of the Borrower’s Completion Certificate, (iii) receipt by the Borrower of a written notice issued by the Authority’s Office of Affirmative Action that the Contractor has complied with the requirements of the Affirmative Action Program and (iv) certification to the Escrow Agent by an Authorized Borrower Representative of compliance with the conditions stated in clauses (i) through (iii) above.

Section 5.03.   Disbursements of Construction Proceeds from the Escrow Account.

(a)         The Purchaser’s obligation to approve any advance of Construction Proceeds shall be subject to satisfaction of the following conditions precedent:

(i)           The Borrower shall be in compliance with all terms and conditions of this Agreement and there shall have occurred no Event of Default hereunder;

(ii)          No order or notice shall have been given by any governmental agency stopping construction or stating that the work or construction is in violation of any law, ordinance, code or regulation;

(iii)         The mortgagee’s title insurance policy obtained by the Borrower for the benefit of the Purchaser shall have been continued to the date of the advance and shall confirm that the Purchaser has a continued lien on the Premises, subject only to Permitted Encumbrances;

(iv)         The Borrower shall have submitted to the Escrow Agent a requisition for an advance in form acceptable to the Purchaser and a Certification signed by the Borrower and Borrower’s counsel in the form attached hereto as Exhibit D;

(v)          The Plans and Budget (as both terms are defined in Section 4.1 l(ii) hereof) have been submitted to the Purchaser and found acceptable;

(vi)         The Borrower shall have provided to the Bank original prepaid insurance policies as required herein;

(vii)        Completion of a satisfactory inspection of the Property and the Project by the Purchaser or its designee, the cost to be paid by the Borrower;

(viii)       The Borrower shall have submitted such additional documents as the Purchaser may require.

(b)         No advance will be made for the commencement of the construction of the Project. Each advance of Construction Proceeds by the Escrow Agent shall reimburse the Borrower for construction costs incurred and paid for by the Borrower.

(c)         Disbursements of Construction Proceeds shall be made upon the Borrower’s compliance with the terms hereof in such proportion of the total cost of that part of the work acceptably completed as determined by the Purchaser, so that at all times the undisbursed portion of the Construction Proceeds shall be sufficient, in the Purchaser’s sole discretion, to complete the Project. The Purchaser shall have the right to make the final determination as to the amount of each advance. The Purchaser may, in its sole discretion, determine the number of and frequency of disbursement of Construction Proceeds, which shall in no event be made more frequently than monthly.

(d)         There shall be no material revisions to the Plans without the consent of the Purchaser.

Section 5.04. No Liability of Authority or Escrow Agent. Nothing contained herein or in any documents and agreements contemplated hereby or in any other Loan Document shall impose upon the Escrow Agent or the Authority any obligation to see to the proper application of such disbursements by the Borrower or any other recipient thereof, and, in making such disbursements from the Escrow Account, the Escrow Agent may rely on such Requisition Forms and proof delivered to it. The Escrow Agent and the Authority shall be relieved of any liability with respect to making such disbursements in accordance with the foregoing.

Section 5.05. Furnishing Documents to the Authority. The Escrow Agent agrees that it shall hold all documents, affidavits, certificates and opinions delivered to the Escrow Agent pursuant to Section 5.02 for a period of at least two (2) years after the Completion Date. The Authority shall have the right to inspect such documents, affidavits, certificates and opinions at the principal corporate trust office of the Escrow Agent at reasonable times and upon reasonable notice. The Escrow Agent shall provide copies of such documents, affidavits, certificates and opinions to the Authority at its request.

Section 5.06. Establishment of Completion Date. Completion of the Project shall be evidenced by delivery to the Authority and to the Purchaser of the Borrower’s Completion Certificate signed by an Authorized Borrower Representative stating the date of completion of the Project and that, as of such date, except for amounts retained by the Escrow Agent at the Borrower’s direction for any cost of the Project not then due and payable or, if due and payable not then paid: (i) the Project has been completed; (ii) the cost of all labor, services, materials and supplies used in the Project have been paid, or will be paid from amounts retained by the Escrow Agent at the Borrower’s direction for any cost of the Project not then due and payable or, if due and payable, not then paid; (iii) the Project is being operated as an authorized “project” under the Act and substantially as proposed in the Application; (iv) the Borrower has reviewed the Contractor’s Completion Certificate and the Borrower has no knowledge or information that the representations contained therein are false or misleading; and (v) the Borrower has required in all Construction Contracts that wages paid to workers employed in the performance of Construction Contracts be paid at a rate not less than the Prevailing Wage Rate. Notwithstanding the foregoing, the Borrower’s Completion Certificate may state that it is given without prejudice to any rights against third parties which exist at the date of the Borrower’s Completion Certificate or which may subsequently come into being. Any amount remaining in the Escrow Account on the Completion Date (except for amounts therein sufficient to cover costs of the Project not then due and payable or not then paid) shall be used upon the written instructions of the Borrower or the Authority by the Escrow Agent to make prepayments of principal only on the Note in accordance with its terms, without premium or penalty, and following such date the Borrower shall not permit such funds to be invested at a yield materially higher than the yield on the Bonds.

Section 5.07. Borrower Required to Pay if Escrow Account Insufficient. In the event the moneys in the Escrow Account available for payment of the costs of the Project are not sufficient to pay all costs of the Project in full, whether upon the initial acquisition of the Premises or upon the occurrence of a Land Condemnation or a Casualty Event under Section 4.11 hereof, the Borrower agrees to complete the Project and to pay that portion of the cost in excess of the moneys available therefor in the Escrow Account. The Authority, the Purchaser and the Escrow Agent make no warranty, either express or implied, that the moneys paid into the Escrow Account and available for payment of the costs of the Project will be sufficient to pay all of such costs. The Borrower agrees that if, after disbursement of all the money in the Escrow Account available for payment of costs of the Project, the Borrower shall pay any portion of the costs of the Project pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Authority, the Purchaser or the Escrow Agent.

Section 5.08. Escrow Account in Event of Default or Cancellation. If the Purchaser should, because of the occurrence of an Event of Default, declare the entire principal amount of the Note due and payable, or if the Authority should cancel the Bonds pursuant to Section 11.03 then any moneys in the Escrow Account shall, after payment to the Authority of any fees or expenses incurred by it in connection with the cancellation of the Bonds, be paid over to the Purchaser to satisfy the amount of the Obligations due and payable and any other amounts due and payable pursuant to the Loan Documents. Any excess moneys available in the Escrow Account, after the Obligations and the obligations due and payable under any Loan Document have been paid in full, shall, upon the written concurrence of the Purchaser and the Authority, be paid over to the Borrower.

Section 5.09. Rebate Account. A special fund is hereby created and designated as the Rebate Account. The Borrower shall transfer or cause to be transferred by the Escrow Agent from the Rebate Fund at such times and to such person as required by Section 148 of the Code an amount equal to the Rebate Amount. Amounts in the Rebate Account shall be exempt from the lien of this Bond Agreement. To the extent such amounts on deposit in the Rebate Account are not sufficient to meet the Rebate Amount, the amount of the deficiency shall be immediately paid by the Borrower to the Escrow Agent for deposit in the Rebate Account. Notwithstanding anything contained in this Bond Agreement to the contrary, neither the Authority nor the Escrow Agent shall be responsible or liable for any loss, liability, or expense incurred to the extent incurred as a result of the failure of the Borrower to fulfill its obligations with respect to the calculation and payment of the Rebate Amount. The Authority and Escrow Agent shall be entitled to rely conclusively upon the calculations provided by the Borrower.

The Escrow Agent, at the direction of the Borrower given in accordance with this Bond Agreement, shall apply or cause to be applied the amounts in the Rebate Account at the times and in the amounts required by Section 148 of the Code solely for the purpose of paying the United States of America in accordance with Section 148 of the Code.

Moneys held in the Rebate Account shall be invested and reinvested upon the written direction of the Borrower by the Escrow Agent in Investment Obligations that mature at such times specified in such written direction, which times shall be not later than such times as shall be necessary to provide moneys when needed for the payments to be made from such Rebate Account and in accordance with the provisions hereof. The interest earned on any moneys or investments in the Rebate Account shall be retained in such Account.

Notwithstanding the final payment of the Loan, moneys held in the Rebate Account shall be held by the Escrow Agent until the Rebate Amount has been paid or until the Borrower has provided the Escrow Agent with a report of a Rebate Expert as required by Section 9.03 of this Agreement showing that no Rebate Amount is owed.

Section 5.10. Investment of the Escrow Account. Any moneys held as a part of the Escrow Account shall be invested and reinvested by the Escrow Agent, only as directed in writing by the Borrower, in Investment Obligations. The Escrow Agent may make any and all such investments through its own investment department or its branch(es). Absent written directions from the Borrower to the Escrow Agent to invest moneys in other Investment Obligations, the Escrow Agent is hereby directed by the Borrower to invest monies held in the Escrow Account in a money market fund maintained with the Purchaser.

The Borrower shall direct investments of amounts in the Escrow Account so that such Investment Obligations shall mature in such amounts and at such times or shall be redeemable by the Escrow Agent at such times as may be necessary to provide funds when, at the time of the investment, it is anticipated the same will be needed to make payments from the Escrow Account in accordance with the provisions of Section 5.02. To the extent required for payments from the Escrow Account, the Escrow Agent may, at any time, sell any of such Investment Obligations. The proceeds of any such sale, all payments at maturity and all payments upon redemption of such Investment Obligations shall be held in the Escrow Account or the Rebate Account, as applicable, and, as to the Escrow Account, accounted for separate and apart from the proceeds from the sale of the Bonds. Interest and other income shall be held in the respective subaccounts within the Escrow Account and accounted for on a separate basis.

Interest and other income received on Investment Obligations in the Escrow Account shall, within the later of (i) three (3) years from the date of issue of the Bonds or (ii) one (1) year after receipt of such investment income, upon written instruction from the Borrower be used to pay interest accruing on the Bonds during the construction period or otherwise spent on other costs of the Project. In making such investments as described in this Section, the Escrow Agent shall rely upon the written direction of the Borrower as to the investment purchased and shall be and hereby is relieved of all liability with respect to making, redeeming and selling such investments in accordance with the foregoing.

The Escrow Agent shall furnish the Borrower annually and at such other times as the Borrower may reasonably request, and shall furnish the Authority upon its request, a statement of account of any moneys held in the Escrow Account and the Rebate Account by the Escrow Agent.

Section 5.11. The Escrow Agent. Commerce Bank/North is hereby appointed by the Authority under the direction of the Borrower to serve as Escrow Agent hereunder. The Escrow Agent, shall act on behalf of the Authority under this Bond Agreement as specifically provided for herein only insofar as its duties are expressly set forth and shall not have any implied duties but may exercise such additional powers as are reasonably incidental thereto. Neither the Escrow Agent nor any of its officers, directors or employees shall be liable for any action taken or omitted to be taken by it hereunder or in connection herewith except for its or their own gross negligence or willful misconduct. The Escrow Agent shall not be under a duty to examine or pass upon the validity, effectiveness or genuineness of any Loan Document or any direction, report, affidavit, certificate, opinion or other instrument, document or agreement related thereto, and shall be entitled to assume that the same are valid, effective, genuine and what they purport to be. The Escrow Agent may consult with legal counsel selected by it, and any action taken or suffered by it in accordance with the opinion of such counsel shall be full justification and protection to it. The Escrow Agent shall have the same rights and powers as any other bank or lender and may exercise the same as though it were not the Escrow Agent; and it may accept deposits from, lend money to and generally engage in any kind of business with the Borrower as though it were not the Escrow Agent.

The Borrower shall be responsible for the fees and costs of the Escrow Agent. The Escrow Agent shall not be obliged to act or perform hereunder or to incur any expenses in connection herewith unless and until the Escrow Agent has been properly indemnified by the Borrower for all actions to be taken or expenses to be incurred in connection with its duties as Escrow Agent hereunder.

Section 5.12. Duties of the Escrow Agent with Respect to this Bond Agreement. The Escrow Agent agrees to act and do the following on behalf of the Authority:

(a)         establish and maintain the Escrow Account, to receive and make disbursements of proceeds of the Bonds or insurance proceeds and condemnation awards as provided in Article IV hereof;

(b)         upon receipt of notice by or actual knowledge of any officer responsible for the administration of the Escrow Account, report to the Authority any breach of any covenant or any Event of Default by the Borrower under this Bond Agreement or any fact or circumstance which, except for any grace period permitted by this Bond Agreement, would result in any breach of a covenant or Event of Default by the Borrower hereunder. The Escrow Agent shall report such breach, Event of Default or information to the Authority immediately after the Escrow Agent becomes aware of such breach, Event of Default, fact or circumstance;

(c)         furnish the Borrower and the Authority with written notice of the Borrower’s obligation to file its report with the Authority in accordance with Section 9.03 hereof and to file its rebate calculation and make its rebate payment, if any, to the Internal Revenue Service. Such reminder notice shall be furnished to the Borrower and the Authority at least 90 days prior to each fifth anniversary of the issuance of the Bonds as set forth in Section 9.03 hereof and within 30 days following the redemption or final payment of the Bonds. The Escrow Agent shall have no further obligation for the computation of the Rebate Amount or the filing or payment thereof;

(d)         upon the written request of the Authority, the Escrow Agent shall furnish the Authority with a record of the requisitions and disbursements from the Escrow Account; and

(e)         provide timely notice to the Authority that some or all of the Bonds have been redeemed or paid in full.

The Borrower hereby acknowledges that it is familiar with all of the duties of the Escrow Agent as set forth herein and agrees to be bound by the provisions hereof. The Borrower further agrees that the Escrow Agent, the Authority and their respective employees shall not be liable for, and agrees to hold the Escrow Agent, the Authority, their respective employees and the Authority’s members, officers, directors, agents and attorneys harmless against, any loss or damage suffered by the Borrower as a result of the Escrow Agent’s good faith performance hereunder except loss or damage to the Escrow Agent or its employees suffered as a result of the gross negligence or willful misconduct of the Escrow Agent or its employees.

Section 5.13. Resignation of the Escrow Agent. The Escrow Agent or any successor thereto may at any time resign and be discharged of its duties and obligations created by this Bond Agreement by giving not less than sixty (60) days prior written notice to the Authority and the Borrower specifying the date when such resignation shall take effect. Such resignation shall take effect upon the day specified in such notice if a successor Escrow Agent has been duly appointed and qualified; but if a successor shall have been previously appointed by the Authority as herein provided, such resignation shall take effect immediately on the appointment of such successor; provided, however, that subsequent to the Completion Date the Escrow Agent may resign and such resignation shall be effective without the necessity of the appointment of a successor Escrow Agent, subject to reappointment in the event condemnation or insurance proceeds are received pursuant to Article IV hereof. In the event a successor Escrow Agent is not appointed within the 60 day period set forth above, the Escrow Agent shall have the right to pay any remaining proceeds of the Bond into, and to seek the appointment of a Successor Escrow Agent by, a court of competent jurisdiction.

Section 5.14. Removal of the Escrow Agent. The Escrow Agent or any successor thereto may be removed at any time by the Authority by an instrument in writing signed and duly acknowledged by the Authority, and upon a sale of the entire principal outstanding amount of the Bonds by the Purchaser, the Borrower shall have the right to remove the Escrow Agent by an instrument signed and duly acknowledged by the Borrower.

Section 5.15. Appointment of Successor Escrow Agent. In case at any time the Escrow Agent or any successor thereto shall resign, be removed, become incapable of acting, or be adjudicated a bankrupt or insolvent, or if a custodian, receiver, liquidator or conservator of the Escrow Agent or of its property shall be appointed, or if any public officer shall take charge or control of the Escrow Agent or of its property or affairs, a successor may be appointed by the Borrower by an instrument or concurrent instruments in writing signed by the Authority and the Borrower and delivered to the successor Escrow Agent, notification thereto being given to the predecessor Escrow Agent and the Borrower. An Escrow Agent appointed under the provisions of this Section shall be a bank, trust company or a national banking association, having capital and surplus aggregating at least ten million dollars ($10,000,000), willing and able to accept the office on reasonable and customary terms, and authorized by law to perform all the duties imposed upon it by this Bond Agreement.

Section 5.16. Transfer of Rights and Property to Successor Escrow Agent. Any successor Escrow Agent appointed shall execute, acknowledge and deliver to its predecessor Escrow Agent, the Purchaser, the Borrower and the Authority an instrument accepting such appointment, and thereupon such successor Escrow Agent, without any further act, deed or conveyance, shall become fully vested with all moneys, estates, properties, rights, powers, duties and obligations of such predecessor Escrow Agent, with like effect as if named herein as such Escrow Agent. Nevertheless, on the written request of the Authority or of the successor Escrow Agent, the predecessor Escrow Agent shall execute, acknowledge and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Escrow Agent all the right, title and interest of the predecessor Escrow Agent in and to any property held by it under the Loan Documents, and shall pay over, assign and deliver to the successor Escrow Agent any money or other property subject to the trust and conditions herein or set forth in the other Loan Documents. Should any deed, conveyance or instrument in writing from the Authority be required by such successor Escrow Agent for more fully and certainly vesting in and confirming to such successor Escrow Agent any such moneys, estates, properties, rights, powers and duties, then all such deeds, conveyances and instruments in writing shall be prepared by the successor Escrow Agent at the expense of the Borrower and shall be executed, acknowledged and delivered by the Authority, but only upon written request and so far as may be authorized by law.

Section 5.17. Merger or Consolidation. Any entity into which the Escrow Agent may be merged or converted, or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which it shall be a party, or any entity to which the Escrow Agent may sell or transfer all or substantially all of its business, shall be the successor to the Escrow Agent without the execution or filing of any paper or the performance of any further act except to notify the Authority, the Borrower and the Purchaser within thirty (30) days of such merger, conversion or consolidation, provided such entity shall be a bank, trust company or national banking association which is qualified to be a successor to the Escrow Agent under Section 5.15 and shall be authorized by law to perform all the duties imposed upon it by this Bond Agreement.

Section 5.18. Conflicts. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Fund which, in its sole discretion, are in conflict either with other instructions received by it or with any provision of this Agreement, the Escrow Agent shall have the absolute right to suspend all further performance under this Escrow Agreement (except for the safekeeping of the Escrow Account) until the resolution of such uncertainty or conflicting instructions. In the event the Escrow Agent believes that there is a conflict as defined herein that warrants the Escrow Agent’s suspension of all further performance, the Escrow Agent shall immediately notify all of the parties in writing of that conflict, and further, shall convene a meeting of all interested parties within ten (10) days of the receipt of such notice in which meeting the parties shall confer in good faith to try to resolve such conflicts. In the event the conflicts are not resolved as a result of that meeting, the parties agree that they will submit the matters in dispute to arbitration to be addressed on an expedited basis.

ARTICLE VI

REPRESENTATIONS OF THE AUTHORITY

Section 6.01. Authority Representations. The Authority represents to and agrees with the Purchaser that as of date hereof and as of the date of the Closing:

(a)         The Authority is a public body corporate and politic, duly created and existing as a political subdivision of the State, with the power and authority set forth in the Act, including the power and authority to authorize the issuance of the Bonds under the Act.

(b)         The Authority has the requisite authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Authority and, assuming the due authorization, execution and delivery by the other parties hereto, will constitute a valid and binding obligation of the Authority, enforceable in accordance with its terms (subject to any applicable bankruptcy, insolvency, moratorium or the similar laws or equitable principles affecting creditors’ rights or remedies generally.)

(c)         The Authority has the requisite authority to execute the Bonds and when delivered to and paid for by the Purchaser at the Closing in accordance with the provisions of this Agreement, and the Resolution, the Bonds will have been duly authorized, executed and issued and will constitute valid and binding limited obligations of the Authority enforceable in accordance with their respective terms and entitled to the benefits and security of this Agreement (subject to any applicable bankruptcy, insolvency, moratorium or other similar laws or equitable principles affecting creditors’ rights or remedies generally).

(d)         The adoption of the Resolution and the execution of this Agreement, and the Bonds and compliance by the Authority with the provisions thereof and hereof, under the circumstances contemplated thereby and hereby, to the knowledge of the Authority, do not and will not in any material respect conflict with or constitute on the part of the Authority a breach of or default under any indenture, deed of trust, mortgage, agreement, or other instrument to which the Authority is a party, or conflict with, violate, or result in a breach of any existing law, public administrative rule or regulation, judgment, court order or consent decree to which the Authority is subject.

(e)         The Resolution and the forms of this Agreement, and the Bonds were adopted or approved at a duly convened meeting of the Authority, with respect to which all legally required notices were duly given, and at which meetings quorums were present and acting at the time of adoption thereof.

(f)          The State of New Jersey is not obligated to pay, and neither the faith and credit nor taxing power of the State of New Jersey is pledged to the payment of, the principal or redemption price, if any, of or interest on the Bond. The Bond is a special, limited obligation of the Authority, payable solely out of the revenues or other receipts, funds or moneys of the Authority pledged under this Agreement and from any amounts otherwise available under this Agreement for the payment of the Bond. The Bond does not now and shall never constitute a charge against the general credit of the Authority. The Authority has no taxing power.

(g)         The Authority makes no representation as to (i) the financial position or business condition of the Borrower or (ii) the correctness, completeness or accuracy of any of the statements, materials (financial or otherwise), representations or certifications furnished or to be made by the Borrower in connection with the sale or transfer of the Bonds, the execution and delivery of this Bond Agreement or the consummation of the transactions contemplated hereby.

(h)         Pursuant to Section 9.03 hereof, the Borrower has covenanted to comply with the provisions of Sections 103 and 141 through 150 of the Code. The Authority hereby covenants not to take or omit to take any action so as to cause interest on the Bonds to be no longer excluded from gross income for the purposes of federal income taxation and to otherwise comply with the requirements of Sections 103 and 141 through 150 of the Code, and all applicable regulations promulgated with respect thereto, throughout the term of the Bonds. Pursuant to this Bond Agreement all investments of the proceeds of the Bonds will be at the direction of the Borrower.

ARTICLE VII

REPRESENTATIONS AND DUTIES OF THE PURCHASER

Section 7.01. Purchaser Representations.

(a)         The Purchaser has made an independent investigation and evaluation of the financial position and business condition of the Borrower and the value of the Project, or has caused such investigation and evaluation of the Borrower and the Project to be made by persons it deems competent to do so. The Purchaser has not relied on the Authority for any information regarding the Borrower or the Project and the Purchaser expressly relieves the Authority and its agents, representatives and attorneys of any liability for failure to provide such information or for any untrue fact or material omission in any information regarding the Borrower or the Project that may have been provided by the Borrower or the Authority, and their agents, representatives and attorneys.

(b)         The Purchaser is purchasing the Bonds for its own account, with the purpose of investment and not with the intention of distribution or resale thereof. The Bonds will not be sold unless registered in accordance with the rules and regulations of the Securities and Exchange Commission or the Authority is furnished with an opinion of counsel or a “No Action” letter from the Securities and Exchange Commission that such registration is not required.

Section 7.02. Tax Consequences. The Purchaser hereby acknowledges the following tax consequences arising under the Code including, but not limited to:

(a)         interest on specified private activity bonds within the meaning of Section 57(a)(5) of the Code may be included as a tax preference item for purposes of calculating any alternative minimum tax for individuals and corporations under Section 57 of the Code. It is further acknowledged that such interest may also be included in calculating the modified adjusted gross income, defined in Section 86(b) of the Code, of a taxpayer who is a recipient of social security benefits;

(b)         the alternative minimum taxable income of any corporation shall be adjusted for “net book income”, as provided under Section 56(c) of the Code, the calculation of which may include interest on tax-exempt obligations for any taxable year beginning in 1987, 1988, or 1989, and shall be adjusted for earnings and profits for taxable years beginning after 1989; and

(c)         the Bonds are not “bank qualified,” accordingly no deduction may be allowed for interest incurred by financial institutions to carry tax-exempt obligations acquired after August 7, 1986 under Section 265(b) of the Code.

Section 7.03. Filing of Other Documents.   The parties hereto shall execute, at the request of the Borrower, and the Borrower shall file financing statements, continuation statements, notices and such other documents necessary to perfect all security interests created pursuant to the terms of this Agreement, the other Loan Documents and to preserve and protect the rights of the Purchaser in the Collateral, under this Agreement and the Note and the granting by the Authority of certain rights of the Authority pursuant to this Bond Agreement and the Authority’s Assignment, and the Authority shall have no responsibilities for such filings whatsoever, other than executing the documents requested by the Borrower.

Section 7.04. Notice of Events of Default. The Purchaser, the Escrow Agent and the Authority shall each notify the other parties promptly in writing of any event of which it has notice which constitutes an Event of Default or which, with the passage of time, will become an Event of Default.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

The Borrower and Corporate Guarantors (to the extent applicable) each hereby represents and warrants to the Authority and to the Purchaser that:

Section 8.01. Organization, Powers, etc. The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New Jersey. The Corporate Guarantors are limited liability companies duly organized, validly existing and in good standing under the laws of the State of Delaware. Each has the power and authority to own its properties and assets and to carry on its business as now being conducted (and as now contemplated by the Borrower) and has the power to perform all the undertakings of the Loan Documents, to borrow hereunder and to execute and deliver the Loan Documents.

Section 8.02. Execution of Loan Documents. The execution, delivery and performance of the Loan Documents and other instruments required by this Bond Agreement:

(a)         have been duly authorized by all requisite member or corporate action, as the case may be;

(b)         to the best of its knowledge, do not and will not contravene any provision of law, governmental rule, regulation or order of any court or other agency of government applicable thereto;

(c)         do not and will not conflict with or violate any provision of any charter document, operating agreement or other governing documents;

(d)        do not and will not violate or result in a default under any provision of any indenture, mortgage, contract or other instrument to which it is a party or any order, writ, injunction or decree to which it is a party or by which it or its properties or assets are bound;

(e)         to the best of its knowledge, do not and will not result in the creation or imposition of any lien, charge or encumbrance of any nature, other than the liens created by the Loan Documents and the Permitted Encumbrances.

Section 8.03. Title to Collateral. Each has or will have good and marketable title to the Collateral and other assets free and clear of any lien or encumbrance, except for the Permitted Encumbrances. Based upon the title commitment of First American Title Insurance Company #219746, upon filing the Mortgage and the financing statements the Authority will have a first lien upon the Premises. The Borrower and the Corporate Guarantors have all of the trademarks and licenses necessary for the conduct of their businesses.

Section 8.04. Litigation. To its knowledge, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending against or affecting it or any of its properties or rights which, if adversely determined, would (i) materially adversely affect the transactions contemplated hereby, (ii) affect the validity or enforceability of the Loan Documents, (iii) affect its ability to perform its obligations under the Loan Documents, (iv) materially impair the value of the Collateral, (v) materially impair its right to carry on its business substantially as now conducted (and as now contemplated by it) or (vi) have a material adverse effect on its financial condition.

Section 8.05. Payment of Taxes. It has filed or caused to be filed all Federal, State and local tax returns which are required to be filed, and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due.

Section 8.06. No Defaults. To the best of its knowledge, it is not in default in the performance, observance or fulfillment of any order, arbitrator or governmental or non-governmental body; and to the best of its knowledge is not subject to or a party to any order of any court or governmental or non-governmental body arising out of any action, suit, or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters.

Section 8.07. No Material Adverse Change. There has been no material adverse change in its financial condition since the date of the financial statements submitted to the Purchaser in connection with this transaction.

Section 8.08. Obligations of the Borrower and Guarantors. The Loan Documents have been duly executed and delivered and are legal, valid and binding obligations of each of the Borrower and the Guarantors and are enforceable against each in accordance with their respective terms, subject to bankruptcy laws, creditors’ rights laws and equitable rights and remedies.

Section 8.09. No Action. To the best of its knowledge, the Borrower has not taken and will not take any action and knows of no action that any other Person has taken or intends to take, which would cause interest income on the Bonds to be includable in the gross income of the recipients thereof under the Code (subject to the limitations set forth in Section 7.02 hereof).

Section 8.10. Design of the Project. Except as set forth in Schedule A hereto, to its knowledge, the present operation of the Project and the operation as presently contemplated and as described in the Application does not and will not conflict with any current building, zoning, health, safety, water, air pollution or other ordinances, orders, laws or regulations applicable thereto.

Section 8.11. Commencement of Project; Proper Charges. No cost of the Project for which the Borrower intends to seek reimbursement was incurred prior to the sixtieth day prior to August 14, 2007. The proceeds of the Bonds are only to be used to pay Proper Charges.

Section 8.12. Limitation on Expenditures; Principal User. (a) The sum of the following does not exceed $10,000,000:

(i)          the aggregate face amount of any outstanding issues of obligations (other than the Bonds) exempt from taxation under Section 144(a)(4) of the Code, the proceeds of which were or will be used primarily with respect to facilities (A) located within the Project Municipality or “contiguous” or “integrated” facilities located in any adjacent political jurisdiction and (B) the Principal User of which is or will be the Borrower or any other Principal User of the Project or any Related Person; and

(ii)         the aggregate principal amount of the Bonds.

(b)          The sum of the foregoing and the sum of the following does not exceed $20,000,000:

the aggregate amount of all capital expenditures paid or incurred by the Borrower or any Related Person (other than those financed out of the Bond Proceeds or the proceeds of any other bond or bonds, if any, referred to in paragraph (a)(ii) above) within the meaning of Treas. Reg. §§1.103-10(b)(2)(ii) and (iii) for the three year period prior to the Closing Date with respect to facilities located within the Project Municipality.

(c)          As of the date hereof, the Borrower and the Corporate Guarantors are the only Principal Users of the Project.

Section 8.13. Outstanding Tax-Exempt Bonds.

(a)         Except for the Bonds there is outstanding no issue of tax-exempt bonds (including industrial development bonds), as defined in Section 103 of the Code, the proceeds from the sale of which have been or will be used with respect to facilities, the Test-Period Beneficiary of which is or will be the Borrower or any Test-Period Beneficiary of the Project and which are or will be wholly or partially located in the Project Municipality; and

(b)         The aggregate face amount of the Bonds when added to the tax-exempt facility-related bonds (as defined in Section 144(a)(10)(B) of the Code) allocated to the Borrower or any other Test Period Beneficiary which are outstanding at the time of the issuance of the Bonds (not including any bond which is to be redeemed from the Net Proceeds), does not exceed $40,000,000.

Section 8.14. Project Municipality. The Project is located wholly within the borders of the Project Municipality and the Premises are not contiguous with the borders of any portion of the Project Municipality. The operation of the Project is not integrated with any other facility in any neighboring municipality operated by any Principal User of the Project. All of the facilities financed by the Bond Proceeds are located within one state, and neither the Borrower nor any Related Person is a user of any facility financed by the proceeds of the Bonds other than the Project.

Section 8.15. No Tenancies. No Principal User of the Project is a tenant in any facility in the Project Municipality, the landlord of which is a Person other than a Principal User of the Project.

Section 8.16. Substantial Users. No Person (or any Related Person within the meaning of Section 144(a)(3) of the Code) who was a substantial user of the Project, within the meaning of Treas. Reg. Sec. 1.103-8(a)(5)(iv), at any time during the five (5) year period immediately preceding the date hereof, and who will receive, directly or indirectly, Bond Proceeds of the Bonds in an amount equal to five per centum (5%) or more of the face amount of the Bonds in payment for such user’s interest in the Project, will be a Substantial User of the Project or a Related Person at any time during the five (5) year period beginning on the date of issuance of the Bonds.

Section 8.17. Placement in Service. The Project was not acquired or placed in service by the Borrower (determined in accordance with the provisions of Section 103 of the Code and applicable regulations thereunder) more than one (1) year prior to the date of issuance of the Bonds.

Section 8.18. No Common Plan of Financing. Subsequent to fifteen (15) days prior to the date hereof, the Borrower or any Related Person (or group of related persons which includes the Borrower) has not guarantied, arranged, participated in, assisted with, borrowed the proceeds of, or leased facilities financed by obligations issued under Section 103 of the Code by any state or local governmental unit or any constituted authority empowered to issue obligations by or on behalf of any state or local governmental unit other than the Authority. During the period commencing on the date of issuance of the Bonds and ending fifteen (15) days thereafter, there will be no obligations issued under Section 103 which are guarantied by the Borrower or any Related Person (or group of related persons which includes the Borrower) or which are issued with the assistance or participation of, or by arrangement with, the Borrower or any Related Person (or group of related persons which includes the Borrower) without the written opinion of Bond Counsel to the effect that the issuance of such obligation will not adversely affect their opinion as to exemption from present Federal income taxes of interest on the Bonds. Other than the Borrower or any Related Person (or group of related persons including the Borrower), no person has (i) guarantied, arranged, participated in, assisted with the issuance of, or paid any portion of the cost of the issuance of the Bonds, or (ii) provided any property or any franchise, trademark or trade name (within the meaning of Code Section 1253) which is to be used in connection with the Project.

Section 8.19. Use of Proceeds. (a) Less than twenty-five per centum (25%) of the Net Proceeds will be used directly or indirectly to acquire land or an interest therein.

(b)         No more than twenty-five per centum (25%) of the Net Proceeds will be used to provide facilities the primary purpose of which is: (i) retail food and beverage services, (ii) automobile sales or service and (iii) the provision of recreation or entertainment.

(c)         No portion of the Bond Proceeds will be used to provide any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility, racetrack, airplane, skybox (or other private luxury box), any health club facility, gambling facility or liquor store.

(d)         The proceeds will be used to acquire the Premises and to pay costs of issuance.

Section 8.20. Economic Life. The information contained in the Tax Certificate, setting forth the respective cost, economic life, ADR midpoint life, if any, under Rev. Proc. 72-10, 1972-1 C.B. 721, as supplemented and amended from time to time, and guideline life, if any, under Rev. Proc. 62-21, 1962-2 C.B. 118, as supplemented and amended from time to time, of each asset constituting the Project to be financed with the proceeds of the Bonds is true, accurate and complete.

Section 8.21. Aggregation of Issues for Single Project. The Project does not share “substantial common facilities”, within the meaning of Section 144(a)(9) of the Code, with any other facility financed by an outstanding tax-exempt bond.

Section 8.22. Environmental Representation. The provisions of the Environmental Agreement are incorporated herein by reference as if set forth at length.

Section 8.23. Rehabilitation Requirement. The Borrower covenants and agrees that (a) it shall incur Rehabilitation Expenditures in an amount equal to or exceeding fifteen percent (15%) of that portion of the proceeds of the Bonds used to acquire Existing Property and (b) it shall not use any of the proceeds of the Bonds to acquire any equipment as to which the Borrower is not the initial user, all terms being used within the meaning of Code Section 147(d)(2) and (3).

ARTICLE IX

COVENANTS OF THE BORROWER

The Borrower covenants and agrees, so long as this Bond Agreement shall remain in effect or the Note and Guaranty shall be outstanding, as follows:

Section 9.01. Insurance Required.

(a)         The Borrower agrees to insure the Project and Collateral and other business assets or cause such to be insured with insurance companies qualified to do business in the State, financially responsible, and of recognized standing, in such amounts, in such manner and against such loss, damage and liability (including liability to third parties), as is customary with companies in the same or similar business and located in the same or similar areas; and pay the premiums thereon and shall be in such form and have such provisions as are generally considered standard provisions for the type of insurance involved and as required by the Commitment Letter and herein.

(b)         Each insurance policy issued pursuant to this Section 9.01 shall name both the Borrower and the Purchaser as a loss payee, as their interests may appear, and the Purchaser as first mortgagee/lender loss payee. In addition, the public liability insurance shall also name the Authority and the Purchaser as additional insureds.

(c)         Such insurance coverage shall include:

(i)           general comprehensive liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Project or the Project site (such coverage to include provisions waiving subrogation against the Authority and the Purchaser) in amounts not less than $1,000,000 with respect to bodily injury to any one person, $3,000,000 aggregate with respect to bodily injury to two or more persons in any one accident and $1,000,000 aggregate with respect to property damage resulting from any one occurrence, naming the Authority and the Purchaser, as additional insureds;

(ii)          commercial casualty insurance insuring loss by reason of casualty of any kind (except only as limited by the standard form of extended coverage endorsement used in the State) to the Project or the Collateral in a minimum amount equal to the greater of (x) the outstanding principal amount of the Bonds and (y) the replacement value thereof, naming the Authority and the Purchaser as additional insureds;

(iii)         during any period of construction “Special Perils” builders’ all risk insurance written in “100% builders risk completed value, non-reporting form”, including coverage therein for “completion and/or premises occupancy”, such insurance to be in the amounts specified in paragraph (ii) above;

(iv)         such other insurance in such amounts and against such insurable hazards as the Authority or the Purchaser from time to time may reasonably request.

(d)         At all times during the term of this Agreement, the Borrower shall comply with the laws of the State relating to workers’ compensation with respect to the Project.

(e)         At all times during the term of this Agreement, the Borrower shall keep in effect a policy of flood insurance for any part of the Premises and any improvements upon the Premises lying or being within a designated flood-plain in the amount and with the insurer specified in subsection (a) above.

(f)          Each insurance policy obtained in satisfaction of the requirements of this section:

(i)           shall be by such insurer (or insurers) as shall be financially responsible, qualified to do business in the State and of recognized standing, which shall be companies which have an A.M. Best Stability Rating of A or better and a financial rating of VII or better;

(ii)          shall be in such form and have such provisions as are generally considered standard provisions for the type of insurance involved;

(iii)         as provided in (g)(v) below, shall prohibit cancellation or substantial modification, termination or lapse in coverage by the insurer without at least 30 days prior written notice to the Authority and the Purchaser;

(iv)         without limiting the generality of the foregoing, policies carried on the Project and the Project site shall name the Authority and the Purchaser as additional insureds;

(v)          as provided in (h) below, prior to expiration of any such policy, the Borrower shall furnish the Authority and the Purchaser with evidence satisfactory to the Authority and the Purchaser that the policy or certificates has been renewed or replaced in compliance with this Agreement.

(g)         Each of the policies or binders evidencing the insurance required above to be obtained shall:

(i)           provide that all insurance proceeds with respect to loss or damage to the property of the Project or the Collateral be endorsed and made payable to the Purchaser and shall name the Purchaser as lender loss payee with respect to business personal property coverage, additional insured as to all liability coverage and mortgagee under a standard mortgagee clause with respect to building and plant coverage, which insurance proceeds shall be paid over to the Purchaser;

(ii)          provide that there shall be no recourse against the Authority or the Purchaser for the payment of premiums or commissions or (if such policies or binders provide for the payment thereof) additional premiums or assessments;

(iii)         provide that in respect of the respective interests of the Authority and the Purchaser in such policies, the insurance shall not be invalidated by any action or inaction of the Borrower or any other person and shall insure the Authority and the Purchaser regardless of, and any losses shall be payable notwithstanding, any such action or inaction;

(iv)         provide that such insurance shall be primary insurance without any right of contribution from any other insurance carried by the Authority or the Purchaser to the extent that such other insurance provides the Authority or the Purchaser, as the case may be, with contingent and/or excess liability insurance with respect to its respective interest as such;

(v)          provide that if the insurers cancel such insurance for any reason whatsoever, including the insured’s failure to pay any accrued premium, or the same is allowed to lapse or expire, or there shall be any reduction in amount, or any material change is made in the coverage, such cancellation, lapse, expiration, reduction or change shall not be effective as to the Authority or the Purchaser until at least thirty (30) days after receipt by the Authority and the Purchaser, respectively, of written notice by such insurers of such cancellation, lapse, expiration or change;

(vi)         provide a waiver of any right of subrogation of the insurers thereunder against any person insured under such policy, and a waiver of any right of the insurers to any set off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any person insured under such policy; and

(vii)        provide such other terms and provisions as any owner or operator of facilities similar to the Borrower’s would, in the prudent management of its properties, require to be provided in policies, binders or interim insurance contracts with respect to facilities similar to the Project owned or operated by it.

(h)         Concurrently with the original issuance of the Bonds, the Borrower shall deliver or cause to be delivered to the Authority and the Purchaser duplicate copies of insurance policies and/or binders evidencing compliance with the insurance requirements of this Section. At least thirty (30) days prior to the expiration of any such policy, the Borrower shall furnish the Authority and the Purchaser with evidence that such policy has been renewed or replaced or is no longer required by this Agreement.

(i)          The Borrower shall, at its own cost and expense, make all proofs of loss and take all other steps necessary or reasonably requested by the Authority or the Purchaser to collect from insurers for any loss covered by any insurance required to be obtained by this Section 9.01. The Borrower shall not do any act, or suffer or permit any act to be done, whereby any insurance required by this Section 9.01 would or might be suspended or impaired.

(j)          The Authority and the Purchaser shall each be supplied with an annual certificate, within thirty (30) days after the close of the Borrower’s Fiscal Year, certifying that the Borrower is in compliance with this Section 9.01 and that the insurance policies required to be maintained by the Borrower under this Section are still in force and effect.

(k)         In the event the Borrower shall fail to maintain the insurance coverage required by this Agreement, the Authority or the Purchaser may (but shall be under no obligation to), after ten (10) days written notice to the Borrower unless cured within such ten (10) days contract, for the required policies of insurance and pay the premiums on the same and the Borrower agrees to reimburse the Authority or the Purchaser to the extent of the amounts so advanced with interest thereon at the maximum rate permitted by law.

(1)         The Authority is not under any obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Borrower, or to report, or make or file claims or proof of loss for, any loss or damage insured against or which may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made. The Authority shall have no responsibility in respect of the sufficiency of the security provided by this Agreement. The Authority shall not be under any obligation to see that any duties herein imposed upon any party other than itself, or any covenants herein contained on the part of any party other than itself to be performed, shall be done or performed, and the Authority shall not be under any liability for failure to see that any such duties or covenants are so done or performed. The immunities and exemptions from liability of the Authority hereunder shall extend to its directors, members, attorneys, officers, employees and agents.

Section 9.02. Payment of Taxes, etc. It will promptly pay and discharge or cause to be promptly paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or in respect of any of its property and assets before the same shall become in default, as well as all lawful claims which, if unpaid, might become a lien or charge upon such property and assets or any part thereof, except such that are contested in good faith in an appropriate forum and for which it has set aside adequate reserves.

Section 9.03. Compliance with Code and Arbitrage Regulations. (a) The Borrower shall at all times do and perform all acts and things necessary or desirable in order to assure that interest paid on the Bonds shall, for the purposes of Federal income taxation, be excludable from the gross income of the recipients thereof and exempt from such taxation, except in the event that such recipient is a Substantial User or Related Person to a Substantial User. To that end, the Borrower covenants that it: (i) will not take any action, or fail to take any action, if any such action or failure to take action would adversely affect the exclusion from gross income of the interest on the Bonds under Section 103 of the Code; (ii) will not directly or indirectly cause the Project to exceed the $10,000,000 bond limitation or the $20,000,000 capital expenditure limitation, as set forth in Section 144(a) of the Code, for the three years following the issue date of the Bonds, as such requirement may be amended from time to time, including any prohibition on transferring equipment into the Project Municipality; (iii) shall pay the Rebate Amounts set forth in this Section 9.03; and (iv) shall direct the Escrow Agent to make investments of amounts in the Escrow Account only at market prices within the meaning of Treasury Regulations Section 1.148-1.

For purposes of this Section, any and all actions of any Principal User of the Project or any Related Person to any such Principal User shall be deemed to be actions of the Borrower. In addition, any and all actions to be undertaken by the Borrower or by any other Person as to which the Authority or the Purchaser must, pursuant to the terms hereof, consent or approve in advance, shall be deemed to be the actions of the Borrower or such other Person (and not the actions of the Authority or the Purchaser).

(b)         The Borrower shall not permit at any time or times any of the Gross Proceeds to be used, directly or indirectly, to acquire any Investment Property (within the meaning of Section 148(b)(2) of the Code) the acquisition of which would cause the Bonds to be an “arbitrage bond” for the purposes of Section 148 of the Code. The Borrower shall utilize the Bond Proceeds so as to satisfy the reasonable expectations of the Borrower set forth in the arbitrage certificate of the Borrower delivered as part of the Record of Proceedings.

(c)         The Borrower shall use the Bond Proceeds to acquire, construct and equip the Project in the manner and as specifically set forth in the Tax Certificate furnished to Bond Counsel and the Authority. The Borrower shall not expend the Bond Proceeds on assets other than those listed in the Tax Certificate without the express written consent of Bond Counsel.

(d)         Six months after closing or eighteen months after the closing, as the case may be, the Borrower will provide a written certification to the Authority and the Escrow Agent indicating whether the Borrower complied with the six-month exception to the arbitrage rebate requirement set forth in Section 148(f)(4) of the Code or the eighteen-month exception to the arbitrage rebate requirement set forth in Section 1.148-7(d) of the Treasury Regulations promulgated under the Code.

(e)         The Borrower will retain a person or firm having expertise to calculate the amount of rebate, if any, due to the United States pursuant to Section 148(f) of the Code, as set forth in paragraph (f) below (the “Rebate Expert”), on or no later than 30 days before the initial rebate Computation Date (as defined below) and on each rebate Computation Date thereafter, (A) to compute the Rebate Amount with respect to the Bonds for the period ending on such rebate Computation Date, (B) to deliver an opinion to the Authority and Escrow Agent concerning its conclusions with respect to the amount (if any) of such Rebate Amount together with a written report providing a summary of the calculations relating thereto, and (C) to deliver an opinion to the Authority and Escrow Agent that all of the Gross Proceeds of the Bonds (within the meaning of Section 148(f) of the Code), other than Gross Proceeds of the Bonds on deposit in a Bona Fide Debt Service Fund (within the meaning of Section 148(F)(4) of the Code), have been expended on or prior to the initial rebate Computation Date. The Computation Date shall include (i) maturity of the Bonds, (ii) if the Bonds are redeemed prior to maturity, the date on which the Bonds are redeemed, (iii) on the first day of each fifth anniversary date of the Bond Year, and (iv) any other date that may be required by the Code.

(f)          The Borrower shall direct the Escrow Agent in writing to pay the Rebate Amount to the United States on behalf of the Authority in accordance with paragraphs (h), (i) and (j) below. The Rebate Amount as of any Computation Date is defined as the excess of the Future Value of all receipts on Nonpurpose Investments (“Nonpurpose Receipts”) over the Future Value of all payments on Nonpurpose Investments (“Nonpurpose Payments”). To the extent amounts received from Nonpurpose Investments are reinvested, these amounts may be netted against each other and not taken into account in the computation of the Rebate Amount. Nonpurpose Receipts and Nonpurpose Payments shall be determined as described below.

(i)
Nonpurpose Payments. Nonpurpose Payments include actual payments (amounts of Gross Proceeds actually or constructively paid to acquire a Nonpurpose Investment including Qualified Administrative Costs); “allocation” payments (for a Nonpurpose Investment that is allocated to the Bonds after already having been acquired by the Borrower (e.g., sinking fund proceeds), an amount equal to the Value of the Investment on the allocation date); Computation Date payments (for a Nonpurpose Investment allocated to the Bonds at the end of the preceding Computation Period, the Value of the Investment at the beginning of the Computation Period); Yield Reduction Payments, if any; and the Computation Date credit equal to $1,000.

(ii)
Nonpurpose Receipts. Nonpurpose Receipts include actual receipts (amounts actually or constructively received with respect to a Nonpurpose Investment, such as earnings and return of principal, reduced by Qualified Administrative Costs); “deallocation” receipts (for a Nonpurpose Investment that ceases to be allocated to the Bonds or subject to rebate, the Value of the Investment on the “deallocation” date); Computation Date receipts (the Value of any Nonpurpose Investment held at the end of any Computation Period); and rebate receipts (any recovery of an overpayment of rebate).

Investments of amounts held in a Bona Fide Debt Service Fund for the Bonds will be excepted from the rebate requirement but only if the gross earnings on such fund for such Bond Year do not exceed $100,000.

(g) For each investment of Gross Proceeds in a Non-Purpose Investment, the Borrower shall direct the Escrow Agent to record, without limitation, the following information: purchase date, purchase price, fair market value, face amount, stated interest rate, any accrued interest due on its purchase date, frequency of interest payments, disposition date, disposition price, any accrued interest due on the disposition date and Yield to maturity. The Yield to maturity for an investment presently means that discount rate, based on a compounding frequency the same as the Bond’s (or such other compounding permitted by the Code), which when used to determine the present value, on the purchase date of such investment or the date on which the investment becomes a Non-Purpose Investment, whichever is later, of all payments of principal and interest on such investment gives an amount equal to the fair market value of such investment including accrued interest due on such date. The Escrow Agent shall have no responsibility to calculate “yield” or to make any calculation with respect to the rebate requirements under the Code.

(h)         In the event the amount in the Escrow Account is insufficient to fund the Rebate Account, the Borrower shall within ten (10) days of receipt of the report furnished by the Rebate Expert pursuant to paragraph (e) above, pay or cause to be paid to the Escrow Agent for deposit into the Rebate Account the difference between the amount required to fund the rebatable arbitrage. If the Borrower fails to make, or causes to be made, any payment required pursuant to this paragraph (h) when due, the Authority shall have the right, but shall not be required, to make such payment to the Escrow Agent on behalf of the Borrower. Any amount advanced by the Authority pursuant to this paragraph (h) shall be added to the moneys owing by the Borrower under this Agreement and shall be payable on demand with interest at the Default Rate (as defined in the Note).

On each Computation Date, if such Rebate Amount payable exceeds the amount then on deposit in the Rebate Account, the Borrower shall promptly pay to the Escrow Agent, the amount necessary to make up such deficiency and direct the Escrow Agent to pay the same to the United States within sixty (60) days of the Computation Date. The Borrower shall, in a timely fashion, give all written notices and directions to the Escrow Agent as are called for hereunder for the payment of the Rebate Amount. Any sums remaining in the Rebate Account following such payments shall be returned to the Borrower.

(i)          The rebate shall be paid in installments which shall be made at least once every five (5) years from the date of issuance of the Bonds. The first such installment shall be due to the United States on behalf of the Authority not later than thirty (30) days after the end of the fifth (5th) year following the date of issuance of the Bonds and shall be in an amount which ensures the Rebatable Arbitrage required under the Code with respect to the Bonds, as of the current Rebate Computation Date, will have been paid to the United States. Each subsequent payment shall be made not later than five (5) years after the date the preceding payment was due. Within sixty (60) days after the retirement of the Bonds, the Borrower shall direct the Escrow Agent in writing to pay to the United States on behalf of the Authority all of the Rebatable Arbitrage required under the Code with respect to the Bonds not theretofore paid.

(j)          Each payment of the Rebate Amount to be paid to the United States shall be filed with the Internal Revenue Service, Ogden Submission Processing Center, Ogden, Utah 84201, or such other address that may be specified by the Internal Revenue Service. Each payment shall be accompanied by Form 8038-T (or such other form required by the Internal Revenue Service furnished by the Borrower or the Authority) and a statement identifying the Authority, the date of the issue, the CUSIP number for the Bonds with the longest maturity and a copy of the applicable Form 8038.

(k)         The Borrower acknowledges that the Authority shall have the right at any time and in the sole and absolute discretion of the Authority to obtain from the Borrower and the Escrow Agent the information necessary to determine the Rebate Amount required to be paid to the United States pursuant to Section 148(f) of the Code. Additionally, the Authority may, with reasonable cause, (i) review or cause to be reviewed any determination of the amount to be paid to the United States made by or on behalf of the Borrower and (ii) make, or retain a Rebate Expert to make, the determination of the amount to be paid to the United States. The Borrower hereby agrees to be bound by any such review or determination, absent manifest error, to pay the costs of such review, including without limitation the reasonable fees and expenses of counsel or a Rebate Expert retained by the Authority, and to pay to the Escrow Agent any additional amounts for deposit in the Rebate Account required as the result of any such review or determination.

(1)         Except as may be permitted pursuant to Section 148(c) of the Code (relating to certain temporary periods for investment), at no time during the term of the Bonds shall the amount invested by the Borrower in Non-Purpose Obligations with a Yield higher than the Yield on the Bonds exceed 10% of the proceeds of the Bonds. The aggregate amount invested in Non-Purpose Obligations shall be promptly and appropriately reduced as the outstanding principal of the Bonds is reduced.

(m)        Notwithstanding any provision of this Section 9.03 to the contrary, the Borrower shall be liable, and shall indemnify and hold the Authority and the Escrow Agent harmless against any liability, for payments due to the United States pursuant to Section 148(f) of the Code. Further, the Borrower specifically agrees that neither the Authority nor the Escrow Agent shall be held liable, or in any way responsible, and the Borrower shall indemnify and hold harmless the Escrow Agent and Authority against any liability, for any mistake or error in the filing of the payment or the determination of the Rebate Amount due to the United States or for any consequences resulting from any such mistake or error. The provisions of this paragraph shall survive termination of this Agreement. In the event of any conflict between the provisions of this Section 9.03 and the provisions of Code, the provisions of the Code shall control.

(n)         The Authority, the Purchaser and the Borrower acknowledge that the provisions of this Section 9.03 are intended to comply with Section 148(f) of the Code and the regulations promulgated thereunder and if as a result of a change in such Section of the Code or the promulgated regulations thereunder or in the interpretation thereof, a change in this Section 9.03 shall be permitted or necessary to assure continued compliance with Section 148(f) of the Code and the regulations promulgated thereunder, then with written notice to the Purchaser, the Authority and the Borrower shall be empowered to amend this Section 9.03 and the Authority may require, by written notice to the Borrower and the Purchaser, the Borrower to amend this Section 9.03 to the extent necessary or desirable to assure compliance with the provisions of Section 148 of the Code and the regulations promulgated thereunder; provided that either the Authority or the Purchaser shall require, prior to any such amendment becoming effective, at the sole cost and expense of the Borrower, an opinion of Bond Counsel satisfactory to the Authority to the effect that either (i) such amendment is required to maintain the exclusion from gross income under Section 103 of the Code of interest paid and payable on the Bonds or (ii) such amendment shall not adversely affect the exclusion from gross income under Section 103 of the Code of the interest paid or payable on the Bonds.

(o)        The Borrower shall give immediate telephonic notice, promptly confirmed in writing, to the Authority and the Purchaser of a Determination of Taxability whether the Borrower is on notice of such Determination of Taxability by its own filing of any statement, tax schedule, return or document with the Internal Revenue Service which discloses that a Determination of Taxability shall have occurred, by its receipt of any oral or written advice from the Internal Revenue Service that a Determination of Taxability shall have occurred, or otherwise.

Section 9.04. Compliance with Applicable Laws. The Borrower agrees to comply, in all material respects with all applicable Federal, State, county and municipal laws, ordinances, rules and regulations now in force or that may be enacted hereafter pertaining to the operation, conduct and maintenance of the Project and its existence and business including, without limitation, all federal, state and local laws relating to benefit plans, environmental, safety, or health matters, and hazardous or liquid waste or chemicals or other liquids (including use, sale, transport and disposal thereof).

Section 9.05. Environmental Covenant. The Borrower shall not permit any action to occur which would be in direct violation of any and all applicable Federal, State, county and municipal laws, ordinances, rules and regulations now in force or hereinafter enacted, including the regulations of the Authority and the regulations of the Department of Environmental Protection.

The Borrower shall give immediate written notice to the Authority and the Purchaser of any notices of investigation or any similar communication from the Department of Environmental Protection or other governmental authorities regarding potential violations of I.S.R.A. and/or the Spill Compensation and Control Act.

Within five (5) Business Days of receipt, the Borrower shall give the Authority and the Purchaser notice or copies if written of all claims, complaints, orders, citations or notices, whether formal or informal, written or oral, from any governmental body or private person or entity, relating to air emissions, water discharge, noise emission, solid or liquid waste disposal, hazardous waste or materials, or any other environmental, health or safety matter, if alleged to be a violation of applicable law. Such notices shall include, among other information, the name of the party who filed the claim, the potential amount of the claim, and the nature of the claim.

Section 9.06. Financial Statements. (a) The Borrower and the Corporate Guarantors shall furnish the Purchaser (and the Authority upon its request) with “audited” financial statements, including a balance sheet, income statement and statement of cash flows and any other financial statements as requested by the Purchaser, within one hundred fifty (150) days after the end of each fiscal year during the term of the Loan. All such statements will be prepared by a certified public accountant reasonably acceptable to the Purchaser and in accordance with generally accepted accounting principles, consistently applied.

(b)         The Borrower and the Corporate Guarantors shall furnish the Purchaser (and the Authority upon its request) with quarterly financial statements, including a balance sheet, income statement and statement of cash flows and any other financial statements as requested by the Purchaser, within forty-five (45) days after the end of each quarterly period during the term of the Loan. All such statements will be prepared by management of the Borrower and the Corporate Guarantors and in accordance with generally accepted accounting principles, consistently applied.

The Borrower and the Guarantors shall each furnish their filed tax returns within 15 days of filing same, or, in the event, any such tax return is on extension, then a copy of such extension within 120 days of the end of the fiscal year or calendar year, as the case may be, and a copy of the extended filed tax return within 15 days of filing same.

At the time of the delivery of any of the financial or other statements provided for herein, the Borrower and the Corporate Guarantors shall each furnish to the Purchaser (and the Authority upon its request) a certificate of their respective chief financial officers stating that it has no knowledge that an Event of Default, or an event of which, with notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing, or if such an Event of Default has occurred, a statement as to the nature thereof and the action which the Borrower propose to take with respect thereto.

Section 9.07. Mergers, etc. The Borrower will not permit a change in the persons who control the Borrower, merge into or consolidate with or into, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any of its assets (whether now owned or hereafter acquired) to any Person without the prior express written consent of the Authority and the Purchaser.

Without limiting the effect of the first paragraph of Section 9.07, if at any time during the period the Bonds are outstanding, the Borrower, any Principal User of the Project or any Related Person thereto proposes (i) to merge or consolidate with any person, firm or corporation owning or occupying facilities located wholly or partly within the Project Municipality, or (ii) to gain control of any such person, firm or corporation, or (iii) to acquire a greater than 50% ownership interest of any such person, firm or corporation (whether by ownership of stock or otherwise), or (iv) to assume or guarantee liabilities incurred in connection with any facility located wholly or partly within the Project Municipality owned or occupied by any such person, firm or corporation, or (v) to enter into any exchange of property for stock or stock for property pursuant to a plan of reorganization with any such person, firm or corporation, or (vi) to enter into any transaction with any such person, firm or corporation the result of which shall be to cause such person, firm or corporation to become a Principal User of the Project or a Related Person to the Borrower or any such Principal User, the Borrower shall, prior to the taking of any of the foregoing proposed actions, deliver to the Authority and the Purchaser an opinion of nationally recognized bond counsel to the effect that the proposed action will not violate the provisions of Sections 9.10 and 9.11 hereof nor in any way cause the interest on the Bonds to become includable in the gross income of the Holders of the Bonds for Federal income tax purposes except in the event such holder is a Substantial User or a Related Person thereto. In addition to the foregoing, the Borrower will comply with the provisions of Section 10.04 of this Agreement.

Section 9.08. Assignment of Bond Agreement. The Borrower may not assign or transfer the whole or any part of this Bond Agreement without the prior express written consent of the Authority and the Purchaser. Any assignment of this Bond Agreement by the Borrower without the prior express written consent of the Authority and the Purchaser shall be void.

Section 9.09. Indemnification. (a) The Borrower agrees to and does hereby indemnify and hold harmless the Authority, the Purchaser or the Escrow Agent any person who “controls” the Authority, the Purchaser or the Escrow Agent (within the meaning of Section 15 of the Securities Act of 1933, as amended), and any member, officer, director, official, agent, employee, and attorney of the Authority or the State, the Purchaser or the Escrow Agent (collectively called the “Indemnified Parties”) against any and all losses, claims, damages or liabilities (including all costs, expenses and reasonable counsel fees incurred in investigating or defending such claim) suffered by any of the Indemnified Parties and caused by, relating to, arising out of, resulting from, or in any way connected with (a) the condition, use, possession, conduct, management, planning, design, acquisition, construction, installation, financing or sale of the Project or any part thereof or the payment of rebate to the federal government; (b) any untrue statement of a material fact contained in information provided by the Borrower with respect to the transactions contemplated hereby; (c) any omission of a material fact necessary to be stated therein in order to make such statement not misleading or incomplete; or (d) the acceptance or administration by the Authority of its duties under this Agreement. In case any action shall be brought against one or more of the Indemnified Parties based upon any of the above and in respect to which indemnity may be sought against the Borrower, such Indemnified Party shall promptly notify the Borrower in writing, and except where the Borrower is the claimant the Borrower shall assume the defense thereof, including the employment of counsel satisfactory to the Indemnified Party, the payment of all costs and expenses and the right to negotiate and consent to settlement. Any one or more of the Indemnified Parties shall have the right to employ separate counsel at the Borrower’s expense in any such action and to participate in the defense thereof if, in the opinion of the Indemnified Party, a conflict of interest could arise out of the representation of the parties by the same counsel. The Borrower shall not be liable for any settlement of any such action effected without Borrower’s consent, but if settled with the consent of the Borrower, or if there is a final judgment for the claimant on any such action, the Borrower agrees to indemnify and hold harmless the Indemnified Parties from and against any loss or liability by reason of such settlement or judgment. Notwithstanding anything in this Agreement to the contrary which may limit recourse to the Borrower or may otherwise purport to limit the Borrower’s liability, the provisions of this Section shall control the Borrower’s obligations and shall survive repayment of the Bond.

(b)         The Borrower agrees to and does hereby indemnify and hold harmless the Indemnified Parties against any and all losses, claims, damages or liabilities (including all costs, expenses, and reasonable counsel fees incurred in investigating or defending such claim) suffered by any of the Indemnified Parties and caused by relating to, arising out of, resulting from, or in any way connected to an examination, investigation or audit of the Bonds by the Internal Revenue Service (“IRS”). In the event of such examination, investigation or audit, the Indemnified Parties shall have the right to employ counsel at the Borrower’s expense. In such event, the Borrower shall assume the primary role in responding to and negotiating with the IRS, but shall inform the Indemnified Parties of the status of the investigation. In the event Borrower fails to respond adequately and promptly to the IRS, the Authority shall have the right to assume the primary role in responding to and negotiating with the IRS and shall have the right to enter into a closing agreement, for which Borrower shall be liable.

(c)         The Borrower further agrees to indemnify, protect, defend and hold harmless the Indemnified Parties against any and all losses, claims, damages, liabilities or expenses whatsoever, including reasonable counsel fees, caused by, or which arise out of or relate to, any untrue statement or misleading statement or alleged untrue statement or alleged misleading statement, of a material fact contained or incorporated in any material supplied by the Borrower in connection with the placement of the Bonds (the “Disclosure Materials”), or which arise out of or relate to, any omission or alleged omission from such Disclosure Materials of any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading This indemnity agreement is in addition to any other liability which the Borrower may otherwise have.

(d)         Notwithstanding anything in this Agreement to the contrary which may limit recourse to the Borrower or may otherwise purport to limit the Borrower’s liability, the provisions of this Section shall control the Borrower’s obligations and shall survive repayment of the Bond.

Section 9.10. Capital Expenditures.

(a)         The Authority has elected that the provisions of Section 144(a)(4) of the Code shall be applicable with respect to the Bonds. In order to effectuate and to continue such election in full force and effect so long as the Bonds shall remain outstanding, the Borrower agrees to take such actions as may from time to time be required by applicable law or regulation in connection therewith.

(b)         During the period commencing on the issue date of the Bonds and continuing for three (3) years thereafter, the Borrower or any person shall not pay or incur, with respect to any facility located wholly or partly within the Project Municipality and a Principal User of which is or will be the Borrower, any Principal User of the Project or any Related Person thereto, any capital expenditure which would cause the sum of all amounts listed in Section 8.12 to exceed $20 million during the six (6) year period beginning three (3) years prior to the issue date of the Bonds and ending three (3) years after such date.

(c)         The Borrower shall, during the period commencing on the issue date of the Bonds and continuing for three (3) years thereafter, maintain or cause to be maintained separate books and records with respect to the Project and any and all other facilities located wholly or partly within the Project Municipality of which the Borrower, any Principal User of the Project or any Related Person thereto is a Principal User, which books and records shall be sufficient to indicate the nature of any and all capital expenditures with respect to the Project and such other facilities.

(d)        The Borrower shall cause any Principal User of the Project and any Related Person thereto to comply with all of the provisions of this Section as to its own operations or space at the Project site or in the Project Municipality.

Section 9.11. Aggregate Limit. The Borrower shall not allow the aggregate face amount of any outstanding issue or issues of tax-exempt facility-related bonds within the meaning of Section 144(a)(10)(B) of the Code (including the face amount of the Bonds) allocable to any Test-Period Beneficiary (not including as outstanding any issue which is to be redeemed from the Net Proceeds of any such issue) to exceed $40,000,000.

Section 9.12. Brokerage Fee. The Authority and the Purchaser shall not be liable to the Borrower for any brokerage fee, finders fee, or loan servicing fee and the Borrower shall jointly and severally hold the Authority and the Purchaser harmless from any such fees or claims.

Section 9.13. Cost Recovery. To the extent that any property is financed by Bond Proceeds, the cost recovery deduction allowed for such property shall be determined by using the alternative depreciation system determined in accordance with Section 168(g) of the Code.

Section 9.14. Publicity. The Purchaser, in its sole discretion, shall have the right to announce and publicize the source of financing made pursuant to this Bond Agreement, as it deems appropriate, by means and media selected by the Purchaser. Such publication shall include all pertinent information relating to such financing, including without limitation, the term, purpose, pricing, loan amount, name of borrowing entity and location of property.

Section 9.15. Operating Accounts. The Borrower and the Corporate Guarantors shall each maintain its operating accounts with the Purchaser for the life of the Loan. Payments hereunder shall be made by direct charge to the demand deposit account maintained by the Borrower with the Purchaser. Borrower hereby consents to Purchaser making such charge.

Section 9.16. No Secondary Financing. Except for Permitted Encumbrances, there shall be no secondary financing encumbering the Premises nor shall there be any encumbrances or security interests conveyed in any fixture or fixtures, nor in any personal property intended to be incorporated in the Premises whether affixed to the realty or otherwise.

Section 9.17. Financial Covenants. Progenitor Cell Therapy, L.L.C. shall maintain the following ratios:

(a)           a minimum Debt Service Coverage Ratio of 1.35x. The covenant is to be tested semi-annually, beginning December 31, 2007. Debt Service Coverage Ratio to be defined as Net Income plus Depreciation and Amortization plus Interest Expense Less distributions Divided by the Current Portion of Long Term Debt, including Current Portion of Leases, plus Interest Expense.

(b)           a total debt to tangible net worth ratio not to exceed 2x, to be tested annually beginning December 31, 2007. Debt shall be defined as total liabilities less any debt specifically subordinated to the Lender. Tangible net worth shall be defined as Net Worth plus any debt specifically subordinated to the Lender, less tangible assets as defined by GAAP less assets due from or notes receivable due from officers, directors, shareholders, employees or affiliates.

For purposes of calculating the Financial Covenants, non-refundable deferred revenue will be subtracted from Total Liabilities, and it will be included in Gross Revenue. When subsequently recognized, amounts of previously included deferred revenue will be subtracted from Gross Revenue.

Section 9.18. Appraisals. In the event that during the term of the Loan or any extension thereof, the Purchaser shall deem it necessary to obtain a current appraisal of the Premises, the Purchaser shall engage the services of any appraiser acceptable to it. The Borrower agrees to pay the fee charged by such appraiser in providing the current appraisal if the Borrower is in default under this Agreement or if the appraisal is sought under any regulatory or governmental requirement. In any case, the Borrower agrees to permit entrance to the Premises and access to information regarding the Premises in order to facilitate the appraisal.

ARTICLE X

BORROWER’S REPRESENTATIONS, WARRANTIES AND COVENANTS
TO THE AUTHORITY

The Borrower hereby represents, warrants and covenants to the Authority that:

Section 10.01. Inducement. The availability of financial assistance from the Authority as provided for herein has been an important inducement to the Borrower to undertake the Project and to locate the Project in the State.

Section 10.02. No Untrue Statements. The Borrower covenants that the representations, statements and warranties of the Borrower set forth in the Application, this Agreement, or any other Loan Document (1) are true, correct and complete, (2) do not contain any untrue statement of a material fact, and (3) do not omit to state a material fact necessary to make the statements contained herein or therein not misleading or incomplete. The Borrower understands that all such statements, representations and warranties have been relied upon as an inducement by the Authority to issue the Bond.

Section 10.03. Project Users. (a)     Prior to leasing, subleasing or consenting to the subleasing or assignment of any lease of all or any part of the Project, during the period commencing on the date hereof and terminating three years after the Borrower has completed the acquisition, renovation and construction of all or substantially all of the Project, and

(b)       upon the request of the Authority from time to time thereafter, the Borrower shall cause a Project Occupant Information Form to be submitted to the Authority by every prospective lessee, sublessee or lease assignee of the Project. The Borrower shall not permit any such leasing, subleasing or assigning of leases that would impair the excludability of interest paid on the Bond from the gross income of the Purchaser thereof for purposes of federal income taxation, or that would impair the ability of the Borrower to operate the Project or cause the Project not to be operated as an authorized project under the Act.

Section 10.04. Maintain Existence, Merge, Sell, Transfer. The Borrower shall maintain its existence as a legal entity and shall not sell, assign, transfer or otherwise dispose of the Project or substantially all of its assets without the written consent of the Authority and the Purchaser; provided however that the Borrower may merge with or into or consolidate with another entity, and the Project or this Agreement may be transferred pursuant to such merger or consolidation without violating this section provided (a) the Borrower causes the proposed surviving, resulting or transferee company to furnish the Authority with a Change of Ownership Information Form; (b) the net worth of the surviving, resulting or transferee company following the merger, consolidation or transfer is equal to or greater than the net worth of the Borrower immediately preceding the merger, consolidation or transfer; (c) any litigation or investigations in which the surviving, resulting or transferee company or its principals, officers and directors are involved, and any court, administrative or other orders to which the surviving, resulting or transferee company or its officers and directors are subject, relate to matters arising in the ordinary course of business; (d) the merger, consolidation or transfer shall not impair the excludability of interest paid on the Bond from the gross income of the Purchaser thereof for purposes of federal income taxation or cause a reissuance pursuant to an opinion of a nationally recognized bond counsel; (e) the surviving, resulting or transferee company assumes in writing the obligations of the Borrower under this Agreement and the Note, and (f) after the merger, consolidation or transfer, the Project shall be operated as an authorized project under the Act. The foregoing shall not abrogate the requirement that the Borrower obtain the consent of the Purchaser.

Section 10.05. Relocate Project. During the term of this Loan, the Borrower shall not relocate the Project or any part thereof out of the State. During the term of this Loan, the Borrower shall not relocate the project within the State without the prior written consent of an authorized Authority Representative and an opinion of Bond Counsel that the relocation will not affect the tax-exempt status of the Bond.

Section 10.06. Operate Project. The Borrower shall operate or cause the Project to be operated as an authorized project for a purpose and use as provided for under the Act until the expiration or earlier termination of this Agreement.

Section 10.07. Annual Certification. On each anniversary hereof, the Borrower shall furnish to the Authority the following:

(a)       a certification indicating whether or not the Borrower is aware of any condition, event or act which constitutes an Event of Default, or which would constitute an Event of Default with the giving of notice or passage of time, or both, under any of the Loan Documents;

(b)       a written description of the present use of the Project and a description of any anticipated material change in the use of the Project or in the number of employees employed at the Project, and

(c)       a report from every entity that leases or occupies space at the Project indicating the number of persons the entity employs at the Project.

Section 10.08. Affirmative Action and Prevailing Wage Regulations. The Borrower shall comply with the Authority’s Affirmative Action and Prevailing Wage Rate Regulations and to that end to the extent applicable:

(a)        (i)       insert in all construction bid specifications for any construction contract the following provisions:

Construction of this project is subject to the Affirmative Action Regulations of the New Jersey Economic Development Authority which establishes hiring goals for minority and female workers. Any contractor or subcontractor must agree to make every effort to meet the established goals and to submit certified reports and records required by the Authority. Copies of the Affirmation Action Regulations may be obtained by writing to:  Office of Affirmative Action, New Jersey Economic Development Authority, Gateway One, Suite 2403, Newark, New Jersey 07102;

Submission of a bid signifies that the bidder knows the requirements of the Affirmative Action Regulations and signifies the bidder’s intention to comply. Construction of this project is subject to N.J.A.C. 19:30-3.1 et seq. Workers employed in construction of this project must be paid at a rate not less than the prevailing wage rate established by the New Jersey Commissioner of Labor;

(ii)       Include in all construction contracts those provisions which are set forth in the Addendum to Construction Contract annexed hereto as Exhibit A;

(iii)      Obtain from all contractors and submit to the Authority a contractor’s certificate in the form annexed hereto as Exhibit B within 3 business days of the execution of any construction contract;

(iv)      Create an office of Borrower Affirmative Action Officer and maintain in that office until the completion date an individual having responsibility to coordinate compliance by the Borrower with the Authority’s Affirmative Action Regulations and to act as liaison with the Authority’s Office of Affirmative Action;

(v)       Submit to the Authority on the Completion Date, a Completion Certificate in the form annexed hereto as Exhibit C; and

(vi)      Furnish to the Authority all other reports and certificates required under the Authority’s Affirmative Action and Prevailing Wage Rate Regulations.

(b)       (i)       The Borrower shall, in every Construction Contract to which it is a party, require the Contractor to pay workers engaged in the performance of such Construction Contract a wage rate not less than the Prevailing Wage Rate;

(ii)       The Borrower shall further require, in every Construction Contract to which it is a party, that the Contractor execute the Contractor’s Certificate and Agreement, submit certified copies of payroll records to the Authority as required by the Authority, and execute and file the Contractor’s Completion Certificate.

Section 10.09. Preservation of Project. (a)    The Borrower will at all times preserve and protect the Project, or cause the Project to be preserves and protected, in good repair, working order and safe condition, and from time to time will make, or will cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto including those required after a casualty loss. The Borrower shall pay, or cause to be paid, all operating costs, utility charges and other costs and expenses arising out of ownership, possession, use or operation of the Project. The Authority shall have no obligation and makes no warranties respecting the condition or operation of the Project.

(b)       The Borrower will not use as a basis for contesting any assessment or levy of any tax the financing under this Bond Agreement or the issuance of the Bonds by the Authority and, if any administrative body or court of competent jurisdiction shall hold for any reason that the Facility is exempt from taxation by reason of the financing under this Bond Agreement or issuance of the Bonds by the Authority or other Authority action in respect thereto, the Borrower covenants to make payments in lieu of all such taxes in an amount equal to such taxes and, if applicable, interest and penalties.

Section 10.10. Access to the Project and Inspection. The Authority and their duly authorized agents shall have the right, at all reasonable times upon the furnishing of notice that is reasonable under the circumstances to the Borrower, to enter upon the Project site and to examine and inspect the Project and the Project Site.

Section 10.11. Additional Information. Until payment of the Bonds shall have occurred the Borrower shall promptly, from time to time, deliver to the Authority, the Purchaser and the Escrow Agent such information and materials relating to the Project and the Borrower as the Authority, the Purchaser or the Escrow Agent may reasonably request. An authorized representative shall also be permitted, at all reasonable times, to examine the books and records of the Borrower with respect to the Project and the obligations of the Borrower hereunder, but such representative shall not be entitled to access to trade secrets or other proprietary information (other than financial information of the Borrower.)

Section 10.12. Project Sign. During the period from the effective date of this Bond Agreement and until thirty (30) days after the Completion Date, the Borrower shall cause to be posted and maintained at the site of the Project, a sign to be provided to the Borrower by the Authority indicating that financial assistance for the Project has been provided by the Authority. The maintenance of the sign shall be at the expense of the Borrower.

ARTICLE XI

DEFAULTS AND REMEDIES

Section 11.01. Event of Default. Any one or more of the following events shall constitute an Event of Default hereunder:

(a)       A breach by the Obligated Parties of any term, covenant, condition, obligation or agreement under any Loan Document (after taking into account any applicable notice and/or grace period), including the failure to make any payment of principal or interest when due.

(b)       If any representation or warranty made by or on behalf of any Obligated Party made herein, in the Application or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement shall prove to be false or misleading in any material respect when made.

(c)       The Obligated Parties transfer title to or possession of any interest in all or any part of the Premises, to any party, without the prior express written consent of the Authority and Purchaser pursuant to the terms of the Loan Documents;

(d)       The Obligated Parties enter into any additional financing with regard to, or permits the filing of any additional lien upon the Premises without the prior written consent of the Purchaser;

(e)       The filing of a petition seeking relief, or the granting of relief, under the Bankruptcy Reform Act of 1978 or any similar federal or state statute by or against any of the Obligated Parties, the making of a general assignment for the benefit of creditors by any of the Obligated Parties or any action by any of the Obligated Parties for the purpose of effecting the foregoing;

(f)        The filing, entry or issuance of any judgment, execution, garnishment, attachment, distraint or lien against any of the Obligated Parties or their property;

(g)       Seizure or foreclosure of any of the properties or assets of the Obligated Parties pursuant to process of law or by respect of legal self-help, involving monetary damages.

(h)       Any substantial change in the nature or character of the business or the voluntary permanent closing of the business or ceasing of operations of any of the Obligated Parties;

(i)        Any change in the management or ownership of any of the Obligated Parties without the consent of both the Authority and the Purchaser pursuant to the terms of this Agreement;

(j)         The dissolution, merger, consolidation or reorganization of any of the Obligated Parties, except as otherwise permitted by this Agreement;

(k)       Default by any of the Obligated Parties in any of the terms or conditions of any agreement covering the payment of borrowed money from the Purchaser, if such a default would permit the Purchaser to accelerate the debt irrespective of whether the default is waived or not waived by the Purchaser;

(1)       A material deterioration in the financial condition of any of the Obligated Parties or the occurrence of any event, which in the sole opinion of the Purchaser, impairs the financial responsibility of any of the Obligated Parties; and/or

(m)      When any of the Obligated Parties becomes insolvent or is not paying its debts as they become due.

Section 11.02. Purchaser’s Remedies. Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default, the Purchaser may take one or more of the following remedial steps:

(a)       by notice to the Borrower and the Authority, declare the entire principal amount of the Note to be due and payable forthwith, whereupon the Note shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding;

(b)       take any action at law or in equity to collect the payments then due and thereafter to become due under the Note or to enforce performance and observance of any obligation, agreement or covenant of the Borrower under any Loan Document;

(c)       take possession of the Borrower’s interest in the Collateral without terminating this Bond Agreement, and pursue remedies of a creditor under the Uniform Commercial Code as adopted in the State and assign, sell or lease, or otherwise dispose of the Borrower’s interest in the Collateral for the account of the Borrower, and the Borrower shall then be liable for the amounts due under this Bond Agreement and the Note less amounts received pursuant to such assignment or contract of sale or lease or other disposition of the Borrower’s interest in the Collateral and the amount of such difference shall then be immediately due and payable. The Borrower hereby agrees that, in the event the Purchaser does take possession of the Collateral as provided herein, the obligation of the Borrower to pay such amounts due or to become due under this Bond Agreement and the Note shall survive such repossession;

(d)       without further notice or demand or legal process, enter upon any premises of the Borrower and take possession of the Collateral all records and items relating to the Collateral and, at the Purchaser’s request, the Borrower will assemble the Collateral and such records and items relating to the Collateral and deliver them to the Purchaser; and

(e)       with or without judicial process, sell, lease or otherwise dispose of any or all of the Collateral at public or private sale or proceedings, by one or more contracts, in one or more parcels, at the same or different times and places, with or without having the Collateral at the place of sale or other disposition, to such persons or entities, for cash or credit or for future delivery and upon such other terms, as the Purchaser may in its discretion deem best in each such matter. The purchaser of any of the Collateral at any such sale shall hold the same free of any equity of redemption of other right or claim of the Borrower, all of which, together with all rights, of stay, exemption or appraisal under any statute or other law now or hereafter in effect, the Borrower hereby unconditionally waives to the fullest extent permitted by law. If any of the Collateral is sold on credit or for future delivery, the Purchaser shall not be liable for the failure of the purchaser to pay for same and, in the event of such failure, the Purchaser may resell such Collateral.

(f)        The Borrower further agrees that notice of the time after which any private sale or other intended disposition or action relating to any of the Collateral is to be made or taken, shall be deemed commercially reasonable notice thereof, and shall satisfy the requirements of any applicable statute or other law, if such notice is delivered or mailed (by ordinary first class mail, postage prepaid) not less than ten (10) business days prior to the date of the sale, disposition or other action to which the notice related. The Purchaser shall not be obligated to make any sale or other disposition or take other action pursuant to such notice and may, without other notice or publication, adjourn or postpone any public or private sale or other disposition or action by announcement at the time and place fixed therefor, and such sale, disposition or action may be held or accomplished at any time or place to which the same may be so adjourned or postponed.

(g)       The Purchaser may purchase any or all of the Collateral at any public sale and may purchase at private sale any of the Collateral that is of a type customarily sold in a recognized market or the subject of widely distributed price quotations or as may be further permitted by law. The Purchaser may make payment of the purchase price for any Collateral by credit against the then outstanding amount of the Obligations.

(h)       The Purchaser may at its discretion retain any or all of the Collateral and apply the same in satisfaction of part or all of the Obligations.

Upon the institution of any such action hereunder by the Purchaser, the Purchaser shall be entitled to the appointment of a receiver for the Collateral without proof of the depreciation of the value of same.

If the Purchaser shall have proceeded to enforce its rights under this Bond Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Purchaser, then the parties hereto shall be restored respectively to their several positions and rights hereunder, and all obligations, rights, remedies and powers of the parties hereto shall continue as though no such proceedings had taken place.

Without limiting the generality of the foregoing, upon the happening of any Event of Default, all of the Borrower’s legal or equitable right, title and interest in the Premises and the Borrower’s right to possession thereof may be terminated by an action for foreclosure or repossession in accordance with the statutes of the State.

For so long as the Purchaser is the holder of the Bonds, the Purchaser will have the right to immediately and without notice or other acts to set off against any of the Borrower’s or Guarantors’ obligations to the Purchaser any sum owed by the Purchaser or any of its affiliates in any capacity to the Borrower or Guarantors whether due or not, or any property of the Borrower’s or Guarantors’ in the possession of the Purchaser or any of its affiliates, and the Purchaser will be deemed to have exercised such right of set off and to have made a charge against any such sum or property immediately upon the occurrence of any Event of Default, even though the actual book entries may be made at some time subsequent thereto.

Section 11.03. Authority’s Remedies. (a)  Upon the occurrence of an Event of Default as set forth in Section 11.01 or a Determination of Taxability and at any time thereafter during the continuance of such Event of Default or determination of taxability, as the case may be, the Authority may call and cancel the Bonds by giving written notice in accordance with the provisions of Section 12.01. The Borrower, the Guarantors, the Purchaser and any assigns hereby expressly agree that the Bonds may be called and cancelled by the Authority and upon the date specified in the notice from the Authority (the “Cancellation Date”), which shall be at least thirty (30) and no more than sixty (60) days after the giving of such notice, the Bonds will be called and cancelled. The Purchaser will deliver the Bonds to the Authority for cancellation upon the Cancellation Date, but even if such delivery does not occur, the Bonds will be considered cancelled and of no further force or effect on the Cancellation Date.

(b)       If the Borrower commits a breach or threatens to commit a breach, of any of the provisions of this Agreement or any other Loan Document, the Authority shall have the right and remedy, without posting bond or other security to have the provisions of this Agreement or any other Loan Document specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Authority and that money damages will not provide an adequate remedy therefor.

Section 11.04. Effect of Cancellation of the Bonds. (i) Upon the Cancellation Date, the Note will evidence the indebtedness from the Borrower to the Purchaser and all of its terms, including the interest rate at the Taxable Rate and payment terms therein specified, will control the obligations of the Borrower to the Purchaser.

(ii)       If this occurs, the monthly payment shall be modified to reflect the difference between the interest stated in the Bond and Note and the increased interest rate called for in this Section. This condition may be reflected in a separate agreement to be prepared by counsel for the Purchaser. The Authority will no longer be a party to the transaction and shall have no further rights with respect thereto (except its right to obtain outstanding fees and its right of indemnification, which shall survive) and shall be released of any and all debts, liabilities and obligations to any party under this Agreement, the Bond or any other Loan Document. The Authority and the Purchaser shall execute and deliver to each other such other documents and agreements as the other may reasonably request in order to evidence the cancellation of the Bond and the withdrawal of the Authority from the transaction.

(iii)      Upon cancellation of the Bond pursuant to the provisions hereof, the Authority hereby agrees that the Purchaser (except as stated above) shall automatically be vested with all of the Authority’s right, title and interest in and to the Loan Documents. Any amounts remaining in the Escrow Account on the Cancellation Date after deduction of amounts which may be due the Authority pursuant to the terms of this Agreement are assigned to the Purchaser. The Authority hereby authorizes the holder of any such funds to pay to the Purchaser any such amounts remaining in the Escrow Account on the Cancellation Date after payments which may be due the Authority.

(iv)      In the event that there is a dispute among any of the parties concerning the right of the Authority to cancel the Bond pursuant to the provisions of this Section, the Borrower shall nevertheless comply with the terms of the Note as hereinabove amended and make all payments required thereunder from and after the Cancellation Date directly to the Bond Purchaser. If a court of competent jurisdiction determines finally that the Authority’s attempted cancellation of the Bond violated the terms of this Agreement, the Bond will be reinstated in accordance with the final order of the court, but until such final order is made, the Borrower will continue to comply with the terms of the Note as hereinabove amended. Any overpayment by the Borrower will be returned to it by the Bond Purchaser upon reinstatement of the Bond.

Section 11.05. No Remedy Exclusive. No remedy herein conferred or reserved to the Authority or the Purchaser is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Bond Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Authority or the Purchaser to exercise any remedy reserved to it in this Article, it shall not be necessary to give notice, other than such notice as may be required in this Article.

Section 11.06. Waiver of Event of Default. Notwithstanding anything in this Agreement or in any of the other Loan Documents to the contrary, neither the Escrow Agent nor the Purchaser shall have the right to waive an Event of Default under any of the Loan Documents which arises out of a violation of a Reserved Right without the prior written consent of the Authority, which the Authority shall give in its sole and complete discretion. Notwithstanding anything herein or in any other Loan Document to the contrary, nothing herein shall affect the Authority’s unconditional right to enforce its Reserved Rights.

Section 11.07. Agreement to Pay Attorneys’ Fees and Expenses. In the event the Borrower should default under any of the provisions of this Bond Agreement or other Loan Documents and either the Authority or the Purchaser shall require and employ attorneys or incur other expenses for the collection of payments due or to become due or for the enforcement or performance or observance of any obligation or agreement on the part of the Borrower or enforcement of the Bonds under any Loan Document, the Borrower agrees that it will, on demand therefor, pay to the Authority or the Purchaser, as the case may be, the reasonable fees of such attorneys and such other expenses so incurred by the Authority or the Purchaser.

Section 11.08. Immunity of the Authority. In the exercise of the powers of the Authority and its members, officers, employees or agents under this Agreement, and including without limitation the application of moneys, the investment of funds, the assignment or other disposition of the Collateral upon an Event of Default in the event of default by the Borrower, neither the Authority nor its members, officers, employees or agents shall be accountable to the Purchaser, the Escrow Agent or the Borrower for any action taken or omitted by it or them in good faith and believed by it or them to be authorized or within the discretion or rights or powers conferred. The Authority and its members, officers, employees and agents shall be protected in its or their acting upon any paper or document believed by it or them to be genuine, and it and they may conclusively rely upon the advice of counsel and may (but need not) require further evidence of any fact or matter before taking any action.

Section 11.09. No Additional Waiver Implied by One Waiver. In the event any agreement contained in any Loan Document should be breached by any party and thereafter such breach should be waived by any party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

ARTICLE XII

MISCELLANEOUS

Section 12.01. Notice. All notices, consents, approvals and other communications given hereunder shall be in writing and delivered by personal hand delivery, sent by nationally recognized overnight carrier or mailed by certified mail, return receipt requested, addressed as follows and deemed to be delivered on the day of hand delivery to the individual set forth below, the business day after pick up by nationally recognized overnight courier or on the third business day following the date of deposit in the mail:

Authority:	New Jersey Economic Development Authority
36 West State Street
PO Box 990
Trenton, New Jersey 08625
Attn: Director of Program Services

Borrower:	PCT Allendale, LLC
21 Main Street
Hackensack, New Jersey 07601
Attn: Jerry Miano, Controller

With a copy to:	Epstein, Becker & Green, PC
250 Park Avenue
New York, New York 10177
Attn: Philip Gassel, Esq.

Purchaser:	Commerce Bank/North
1100 Lake Street
Ramsey, New Jersey 07446
Attn: Charles M. Ponti, Regional Vice President

With a copy to:	Harwood Lloyd, LLC
130 Main Street
Hackensack, New Jersey 07601
Attn: Michael Brady, Esq.

Escrow Agent:	Commerce Bank/North
1100 Lake Street
Ramsey, New Jersey 07446
Attn: Charles M. Ponti, Regional Vice President

The addresses set forth hereinabove may be changed pursuant to notice given in accordance with this Section 12.01.

Section 12.02. Concerning Successors and Assigns. All covenants, agreements, representations and warranties made herein, in the other Loan Documents and in the certificates delivered pursuant hereto and thereto shall survive the making of the Loan herein contemplated and the execution and delivery of the Note and shall continue in full force and effect so long as the Obligations are outstanding and unpaid. Whenever in this Bond Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower which are contained in this Bond Agreement shall bind its successors and assigns and inure to the benefit of the successors and assigns of the Authority and the Purchaser.

Section 12.03. Costs and Expenses. All expenses in connection with the preparation, execution, delivery, recording and filing of this Bond Agreement, the Note, the Mortgage and other collateral documents and in connection with the preparation, issuance and delivery of the Bonds, the Authority’s fees, the reasonable fees and expenses of Bond Counsel, the fees and expenses of the Purchaser and the reasonable fees and expenses of Purchaser’s counsel shall be paid directly by the Borrower. The Borrower shall also pay throughout the term of the Bonds the Authority’s annual fees and expenses and the Purchaser’s annual and special fees and expenses under this Agreement, the Note and the Mortgage, including, but not limited to, reasonable attorney’s fees and all costs of issuing the Bonds, and any costs and expenses in connection with any approval, consent or waiver under, or modification of, any such document.

Section 12.04. New Jersey Law Governs. This Bond Agreement and the other Loan Documents shall be construed in accordance with and governed by the laws of the State (without regard to the State’s conflicts of laws principles).

Section 12.05. Modification in Writing. The waiver of any provision of this Bond Agreement or any other Loan Document, or consent to any departure by the Borrower therefrom shall, in no event, be effective unless the same shall be in writing and signed by the Authority, the Purchaser and the Borrower. Any such waiver shall be effective only in the specific instance and for the purpose for which given. No notice to or demand upon the Borrower in any case shall entitle it to any other further notice or demand in the same circumstances.

Section 12.06. Failure to Exercise Rights. Neither any failure nor any delay on the part of the Authority, the Purchaser or the Borrower in exercising any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver hereof or thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

Section 12.07. Assignment of Loan Documents. The Borrower acknowledges that the Loan Documents shall be assigned by the Authority to the Purchaser as security for the Bonds pursuant to the terms of the Authority’s Assignment. The Authority retains the Reserved Rights and the right, jointly and severally with the Purchaser, to specifically enforce the provisions contained in the Loan Documents.

The Borrower assents to such assignment and hereby agrees that, as to the Purchaser, its obligation to make payments under the Loan Documents shall be absolute, and shall not be subject to any defense or any right of set-off, counterclaim or recoupment arising out of any breach by the Authority of any duty or obligation to the Borrower, whether hereunder or otherwise, or out of indebtedness or liability at any time owing to the Borrower by the Authority.

Section 12.08. Further Assurances and Corrective Instruments. The Authority, the Purchaser and the Borrower agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for correcting any inadequate or incorrect description of the Project or for carrying out the intention of or facilitating the performance of this Bond Agreement.

Section 12.09. Authority May Rely on Certificates. The Authority shall be protected and shall incur no liability in acting or proceeding, or in not acting or not proceeding, in good faith and in accordance with the terms of this Bond Agreement, upon any resolution, order, notice request, consent, waiver, certificate, statement, affidavit, requisition, bond or other paper or document which it shall in good faith believe to be genuine and to have been adopted or signed by the proper board or person or to have been prepared and furnished pursuant to any of the provisions of this Bond Agreement, or upon the written opinion of any attorney, engineer, accountant or other expert believed by it to be qualified in relation to the subject matter, and the Authority shall not be under any duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument.

Section 12.10. Captions. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Bond Agreement.

Section 12.11. Severability. In the event any provision of this Bond Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render any other provision hereof unenforceable.

Section 12.12. Counterparts. This Bond Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 12.13. Effective Date and Term. This Bond Agreement shall become effective upon its execution and delivery by the parties hereto, and all representations and warranties shall be deemed to have been made as of such date of execution and delivery and shall remain in full force and effect from the date hereof and, subject to the provisions hereof, shall expire on such date as the Bonds and the interest thereon, the Note and the interest thereon and all other expenses, penalties, fees, additions to tax or sums to which the Authority and the Purchaser are entitled, have been fully paid and retired.

Section 12.14. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE ALL RIGHTS THEY MAY HAVE TO A JURY TRIAL IN ANY AND ALL DISPUTES RELATING TO, OR ARISING UNDER, THIS BOND AGREEMENT AND/OR THE NOTE.

IN WITNESS WHEREOF, the parties hereto have executed and attested this Bond Agreement, as of the date first written above.

ATTEST:	NEW JERSEY ECONOMIC DEVELOPMENT
AUTHORITY

/s/ John J. Rosenfeld	By:	/s/ Teri Dunlop
John J. Rosenfeld		Teri Dunlop
Assistant Secretary		Director of Closing Services

WITNESS:	PCT ALLENDALE, LLC

/s/ Daniel R. Lewis	By:	/s/ George S. Goldberger
Daniel R. Lewis, Esq.		George S. Goldberger
Managing Member

The undersigned Guarantors hereby acknowledge all of the terms, conditions, provisions of the foregoing Bond Agreement, including without limitation the Events of Default, and acknowledges its representations in Article VIII thereof and covenants in Article IX thereof, and hereby agree to comply with the same.

WITNESS AS TO BOTH:	PROGENITOR CELL THERAPY, L.L.C.

/s/ Daniel R. Lewis	By:	/s/ George S. Goldberger
Daniel R. Lewis, Esq.		George S. Goldberger
Chief Financial Officer

DOMANICELL, LLC

	By:	/s/ George S. Goldberger
George S. Goldberger
Chief Financial Officer

ATTEST:	COMMERCE BANK/NORTH

/s/ Rebecca Larmore	By:	/s/ Charles M. Ponti
Rebecca Larmore		Charles M. Ponti
Assistant Cashier		Regional Vice President

The duties of the Escrow Agent as set forth in the foregoing Bond Agreement dated as of October 1, 2007 are hereby accepted this 31st day of October, 2007.

COMMERCE BANK/NORTH, as Escrow Agent

By:	/s/ Charles M. Ponti
Charles M. Ponti
Regional Vice President

EXHIBIT A

ADDENDUM TO CONSTRUCTION CONTRACT

Every construction contract must require that:

a)       Ten percent of each disbursement for the construction of the project will be retained by the Project Owner/Applicant, Agent or Trustee until the Authority’s Affirmative Action Officer gives written notice that the amount may be released.

b)       The Contractor, where applicable, will not discriminate against any employee or applicant for employment because of age, race, creed, color, national origin, ancestry, marital status, affectional or sexual orientation or sex. Except with respect to affectional or sexual orientation, the contractor will take affirmative action to ensure that such applicants are recruited and employed, and that employees are treated during employment, without regard to their age, race, creed, color, national origin, ancestry, marital status, affectional or sexual orientation or sex. Such action shall include, but not be limited to the following: employment, upgrading, demotion, or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The contractor agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided by the AA Officer setting forth provisions of this nondiscrimination clause;

c)       The contractor, where applicable will, in all solicitations or advertisements for employees placed by or on behalf of the contractor, state that all qualified applicants will receive consideration for employment without regard to age, race, creed, color, national origin, ancestry, marital status, affectional or sexual orientation or sex;

d)       The contractor or subcontractor, where applicable, will send to each labor union or representative or workers with which it has a collective bargaining agreement or other contract or understanding, a notice, to be provided by the agency contracting officer, advising the labor union or workers’ representative of the contractor’s commitments under this act and shall post copies of the notice in conspicuous places available to employees and applicants for employment;

e)       The contractor or subcontractor agrees to make good faith efforts to employ minority and women workers consistent with applicable county employment goals established in accordance with N.J.A.C. 17:27-7.3.

f)        The contractor awarded a construction contract by the Authority or the Project Owner/Applicant must submit an Initial Project Workforce Report, EDA Form AA201, within three (3) business days of signing.

g)       The Contractor must submit Weekly Certified Payrolls to the Authority on a weekly basis.

h)       The Contractor must submit a Monthly Project Workforce Report, EDA Form AA202, within seven (7) business days of the end of each month for which the project is underway.

i)        The contractor or subcontractor agrees to inform in writing its appropriate recruitment agencies including, but not limited to, employment agencies, placement bureaus, colleges, universities, labor unions, that it does not discriminate on the basis of age, creed, color, national origin, ancestry, marital status, affectional or sexual orientation or sex, and that it will discontinue the use of any recruitment agency which engages in direct or indirect discriminatory practices.

j)        The contractor or subcontractor agrees to revise any of its testing procedures, if necessary, to assure that all personnel testing conforms with the principles of job-related testing, as established by the statutes and court decisions of the State of New Jersey and as established by applicable Federal law and applicable Federal court decisions.

k)       The Contractor must submit an Affirmative Action Certificate to the Authority as required by the application for financial assistance.

1)       The Addendum to Construction Contract, which is provided by the Authority, with its application for financial assistance must be part of all construction contracts and must be signed by the Contractor.

m)      The Contractor shall comply with any applicable rules promulgated by the Treasurer pursuant to N.J.S.A. 10:5-31 et.seq., N.J.A.C. 17: 27 and P.L.1975, c.127 as amended and supplemented from time to time.

n)       The Contractor shall comply with any regulations promulgated by the New Jersey Department of Labor pursuant to P.L. 1963, c. 150 as amended and supplemented from time to time requiring the payment of prevailing wages.

o)       The Contractor shall ascertain from the New Jersey Department of Labor the prevailing wage rate in the locality in which the Project is located for each craft or trade needed to complete the Project.

EXHIBIT B

NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY

AFFIRMATIVE ACTION CERTIFICATE

NJEDA PROJECT NUMBER

PROJECT OWNER/APPLICANT NAME

PROJECT LOCATION (include Street, City and County)

NOTE:
Upon completion, this certificate must be mailed to: Affirmative Action Officer, New Jersey Economic Development Authority, Gateway One, Suite 2403, Newark, New Jersey 07102. If there are any questions, contact the Affirmative Action Officer at 973-648-4130.

CERTIFICATE SUBMITTED BY (Check One)
☐	General Contractor	☐	Engineer
☐	Subcontractor	☐	Architect
☐	Construction Manager	☐	Professional Planner

I/We, the undersigned engaged in the construction of the above named project certify that:

1.	The full name and business address of the undersigned is:

NAME

ADDRESS	PO BOX

CITY	COUNTY
STATE	ZIP CODE

TELEPHONE	FAX	E-MAIL ADDRESS
Area Code ( )	Area Code ( )

AFFIRMATIVE ACTION CONTACT PERSON w/your company (NOT NJEDA)

Exh. B - 1

Affirmative Action Certificate	Page 2 of 3

2.	Has the aforementioned party been denied a business-related license or had it suspended or revoked by any administrative, governmental or regulatory agency?

☐           Yes                       ☐           No

3.	Is the aforementioned debarred, suspended or disqualified from contracting with any federal, state or municipal agency?

☐           Yes                       ☐           No

4.
I/We are fully familiar with the provisions of the Prevailing Wage Regulations of the New Jersey Economic Development Authority, N.J.A.C. 19:30-4.1, and the applicable prevailing wage rates established by the New Jersey Commissioner of Labor, and the sanctions for failure to pay the prevailing wage provided in N.J.S.A. 34:11-56.35 - 34:11-56.40.

☐           Yes                       ☐           No

5.
I/We have received a copy of the Affirmative Action Regulations of the New Jersey Economic Development Authority, revised August 8, 1990. I/We have agreed as part of the construction contract to comply with the provisions of the Affirmative Action Regulations, to meet the minority employment goals, and to submit to the Authority weekly payroll reports showing the name, race, sex, craft or trade, gender, Social Security Number and all deductions made from wages earned. I/We will also provide the Monthly Project Manning Report within seven (7) days of the end of each month.

☐           Yes                      ☐            No

6.
I/We have agreed as part of the contract to pay to workers employed in the construction of the project wages at a rate not less than the prevailing wage rate established by the Commissioner of Labor for the Locality in which the project is located.

☐           Yes                      ☐            No

7.
I/We require each subcontractor as part of the contract to agree to pay to workers employed in the construction of the project at a rate not less than the prevailing wage rate as determined by the Commissioner of Labor and to comply with the Authority’s Affirmative Action Regulations.

☐           Yes                      ☐            No

8.
I/We are aware that I/we will be required to provide copies of weekly payroll records and minority hiring reports for all workers employed in the construction of the project including workers employed by subcontractors. Also, the Monthly Project Manning Reports will be submitted within seven (7) days of the end of each month.

☐           Yes                      ☐            No

9.	I/We require each of my/our subcontractors and lower-tier subcontractors to complete and execute a Subcontractor’s Certificate before entering into any contracts with the subcontractor.

☐           Yes                      ☐            No

Exh. B - 2

Affirmative Action Certificate	Page 3 of 3

10.
I/We agree in consideration of any amount paid by the Project/Owner under the construction contract and in consideration of the approval of the Affirmative Action Officer of any construction advance, that the Authority in its own name or in the name of the Project/Owner may take action, in law or in equity, to enforce the provisions of the construction contract regarding compliance with the Affirmative Action Regulations.

☐           Yes                      ☐            No

11.
I/We will provide to the Authority, or its designated representative, complete access to all payroll records and other records necessary to purposes of determining compliance with the Authority’s Affirmative Action Regulations.

☐           Yes                     ☐            No

12.
I/We will keep accurate records identifying the name, address, Social Security Number, race, sex, craft or trade, number of hours worked in each craft or trade, hourly wage rate, gross earnings paid and all deductions made from wages earned to each worker employed by me/us in connection with the performance of the Construction Contract and will preserve such records for two years from the date of completion of the project.

☐           Yes                      ☐            No

13.          The approximate date for the start of construction is/was:

MONTH                                                DAY                       YEAR

14.
“This Contract is subject to the requirement of the Affirmative Action Regulations N.J.A.C. 19:30-3.1 of the New Jersey Economic Development Authority revised August 8, 1990. The Subcontractor agrees to make every effort to meet the applicable employment goals and to comply with all applicable provisions of the Affirmative Action Regulation N.J.A.C. 19:30-3.1, as amended and supplemented from time to time, including the submission of the employment reports to the Authority. This contract is subject to N.J.A.C. 19:30-4.1 et. seq. The construction of the work shall be paid at a rate not less than the prevailing wage rate established by the New Jersey Commissioner of Labor pursuant to N.J.S.A. 34:11-56:30. The Subcontractor shall keep accurate records showing the name, race, sex, craft or trade, and actual hourly rate of wages paid to each worker employed in connection with construction of the work and to preserve such records for two (2) years from completion of the Work.”

SIGNATURE
NAME (Please Print)
TITLE
DATE

(Rev. 2/98)

Exh. B - 3

EXHIBIT C

NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY

COMPLETION CERTIFICATE
NJEDA PROJECT NUMBER

PROJECT OWNER/APPLICANT NAME

PROJECT LOCATION (include Street, City and County)

Completion Certificate to be completed by Subcontractor, Construction Manager, General Contractor AND
Project Owner/Applicant and forwarded to:	NJ Economic Development Authority
ATTN: Affirmative Action
Gateway One - Suite 2403
Newark, NJ 07102.

I/We the undersigned ☐ Subcontractor ☐ Construction Manager ☐ General Contractor, certify to the New Jersey Economic Development Authority and the Project Owner/Applicant as follows:

1.	Construction of the above project is substantially complete.
2.
All workers employed in construction of the Project have been paid at a rate not less than the Prevailing Wage rate. In making this certification I have relied on payroll records submitted by subcontractors and lower-tier contractors.

3.
We have met the minority availability required percentage goals established by the Authority’s Affirmative Action Regulations (N.J.A.C. 19:30-3.1 et seq.). We have submitted all reports and certificates required by the Authority

DATE
Signature of Authorized Representative for Subcontractor

Print Name & Title

Print OR Type Company Name of Subcontractor

Street Address OR PO Box of Subcontractor

City, State and Zip Code of Subcontractor

DATE
Signature of Authorized Representative for (check one)
☐ Construction Manager ☐ General Contractor

Print Name & Title

Print or Type Company Name of (check one)
☐ Construction Manager ☐ General Contractor

Street Address or PO Box of (check one)
☐ Construction Manager ☐ General Contractor

City, State and Zip Code of (check one)
☐ Construction Manager ☐ General Contractor

Exh. C - 1

Completion Certificate	Page 2

I/We, the undersigned authorized representative of the Project Owner/Applicant, certify as follows:

1.	I/We have reviewed the attached Completion Certificate of the Contractor.
2.	I/We have no knowledge or information which would cause me/us to believe that any facts, information or representations made herein are false or misleading.

DATE
Signature of Authorized Representative for Project Owner/Applicant

Print Name & Title

Print OR Type Project Owner/Applicant Name

Street Address OR PO Box of Project Owner/Applicant

City, State and Zip Code of Project Owner/Applicant

DO NOT WRITE BELOW THIS LINE - FOR NJEDA USE ONLY

DATE INFO RECEIVED		REQUEST OUTSTANDING		RELEASE AUTHORIZED
Certificate	CPRs	Certificate	CPRs	By	Date

Please Note:	Outstanding information requested on has not been received

Special Considerations:

Exh. C - 2

EXHIBIT D

TO:	Commerce Bank/North
1100 Lake Street
Ramsey, New Jersey 07446

REQUISITION NO.

The undersigned, an Authorized Representative of PCT Allendale, LLC (the “Borrower”), pursuant to the Bond Agreement by and among the Borrower, the New Jersey Economic Development Authority (the “Authority”) and Commerce Bank/North (“the Purchaser”), dated as of October 1, 2007 (the “Bond Agreement”) makes the following requisition for payment from the Escrow Account established pursuant to the Bond Agreement entered into with regard to the PCT Allendale, LLC Project.

Payment to:
Amount:        $
Reason for Payment:   See Schedule A attached hereto.

Such amount is based on an obligation properly incurred pursuant to the provisions of the Bond Agreement, is a Proper Charge against said Escrow Account is unpaid or unreimbursed from the Escrow Account and has not been the basis of any previous withdrawal. The amount requested, to the extent it represents work performed or supervised by officers or employees of the Borrower, does not exceed the actual cost to the Borrower of any cost or expense incurred by reason of work performed or supervised by officers or employees of the Borrower or any of its affiliates. No Event of Default has occurred and is continuing under any provision of the Bond Agreement.   Of the foregoing amount $           represents payments to contractors, from which a holdback equal to $           (10%) has already been deducted.

Such amount will be used for the purposes detailed in Schedule A attached hereto.

All proceeds of all prior Requisitions have been expended solely for the purposes for which they were requisitioned, and no proceeds of the current or any prior Requisition have been or will be returned to the Borrower as a rebate, refund or otherwise.

Each condition precedent to the making of this Requisition under the Bond Agreement has been satisfied.

All required licenses, approvals and permits covering or required for the development of the Project have been issued and are in force, and there are no actions pending or threatened to revoke, rescind, alter or declare invalid any laws, ordinances, regulations, permits, variances, certificates or agreements for or relating to the Project.

Exh. D - 1

Neither the Borrower nor any guarantor of the Loan is a party to any lawsuit.

There have been no adverse changes in the financial condition of the Borrower or any guarantor of the Loan.

The Borrower has attached hereto a paid receipt for any taxes which were due since the date of the last Requisition.

I further certify that no written notice of any lien, right to lien, mechanic lien, notices of intention, contracts, stop notices, liens or claims, attachment upon or claim, affecting the right to receive payment of, any of the monies payable under this requisition has been received, or am I aware of any thereof of the same, or if any notice of any such lien, attachment or claim has been received, such lien, attachment or claim has been released or discharged or will be released or discharged upon payment of this requisition.

IN WITNESS WHEREOF, I have hereunto set my hand this         day of           ,

PCT ALLENDALE, LLC

By:
Authorized Representative

Approved:
COMMERCE BANK/NORTH, as Purchaser

By:
Authorized Representative

Exh. D - 2

SCHEDULE A TO REQUISITION NO.

Closing Cost:

Acquisition Cost (attach invoices):

Construction Cost:

Contractor:

Type of Work:

Type of Equipment:

Manufacturer:

Model #:

Serial #:

Date of Receipt:

Exh. D - 3

SCHEDULE A

Exceptions to Section 8.10

NONE.

Sch. A-1

SCHEDULE B

Metes and Bounds Description

All that certain Lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Borough of Allendale, County of Bergen, State of New Jersey:

Tract I

Being Known and designated as Unit A in Four Pearl Court Condominium, a condominium, together with an undivided 25.3% interest in the Common elements appurtenant thereto, in accordance with and subject to the terms, conditions, easements, covenants, restrictions, limitations and other provisions as set forth in the Master Deed for Four Pearl Court Condominium, about to be recorded in the Office of the Bergen County Clerk/Register, as same may now or hereafter be lawfully amended.

Tract II

Being Known and designated as Unit No. B in Four Pearl Court Condominium, a condominium, together with an undivided 24.4% interest in the Common elements appurtenant thereto, in accordance with and subject to the terms, conditions, easements, covenants, restrictions, limitations and other provisions as set forth in the Master Deed for Four Pearl Court Condominium, about to be recorded in the Office of the Bergen County Clerk/Register, as same may now or hereafter be lawfully amended.

Tract III

Being Known and designated as Unit C in Four Pearl Court Condominium, a condominium, together with an undivided 23.4% interest in the Common elements appurtenant thereto, in accordance with and subject to the terms, conditions, easements, covenants, restrictions, limitations and other provisions as set forth in the Master Deed for Four Pearl Court Condominium, about to be recorded in the Office of the Bergen County Clerk/Register, as same may now or hereafter be lawfully amended.

NOTE FOR INFORMATION ONLY: Being a portion of Lot 4.05, Block 601, Tax Map of the Borough of Allendale, County of Bergen.

Sch. B-1